                               ACME STEEL COMPANY



                          ENGINEERING, PROCUREMENT AND
                             CONSTRUCTION CONTRACT

                                     For A

                        COMPACT STRIP PRODUCTION PLANT,
                             ROLLER HEARTH FURNACE,
                           LADLE METALLURGY FURNACES,
                               HOT ROLLING MILL,
                                      AND
                    RELATED SUPPORT AND ANCILLARY FACILITIES



                                    Between

                              ACME STEEL COMPANY

                                      and

                    RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

                           dated as of July 28, 1994



                        PURCHASE ORDER # _______________

                                   AGREEMENT

THIS AGREEMENT, made as of the 28th day of July, 1994, between ACME STEEL COMPANY, a Delaware corporation (hereinafter called "Company"), and RAYTHEON ENGINEERS & CONSTRUCTORS, INC., a Delaware corporation (hereinafter called "Contractor").

WHEREAS, the Company wishes to employ Contractor, and Contractor wishes to provide its services to Company, to design, engineer, procure, construct, install, erect, start up, and conduct performance tests of a facility for the thin-slab casting, rolling and finishing of steel products, together with related support and ancillary facilities for the Company on property located at its Riverdale, Illinois, plant site, as more particularly described herein;

WITNESSETH, that Company and Contractor, for the considerations and mutual undertakings herein contained, agree as follows:

ARTICLE 1 -- DEFINITIONS
- ------------------------

For the purpose of and whenever used in this Agreement or any of the Contract Documents, the following capitalized terms shall have the following meanings unless the context otherwise clearly indicates a contrary intent and meaning:

1.1 "Agreement" shall mean this agreement between the Company and Contractor made as of July, 1994, together with all Appendixes, Exhibits, Schedules and Attachments hereto, all as such may be amended, restated or supplemented from time to time as provided for herein.

1.2 "Business day(s)" shall mean any calendar day which is not a Saturday, Sunday or Acme's legal holiday.

1.3  "Certificate of Completion" shall have the meaning given to such term in
Section 7.3.2 of Article 7.

1.4 "Chief Engineer" shall mean the Company's Director of Engineering, or his duly authorized representative. The Company, in its sole discretion and without notice to Contractor, may change its Chief Engineer at any time or from time to time.

1.5 "Cold Tests" shall mean mechanical operation of installed equipment prior to placing the equipment under normal load and operating conditions (i.e., without the use of product or raw material throughput) for purpose of demonstrating such equipment is complete, properly installed and capable of operations in a manner consistent with the Contract Documents.

1.6 "Construction Project Management Schedule" ("CMS") (Exhibit I) shall mean the Contractor's schedule for the performance of the Work containing a critical path method scheduling system ("CPM").

1.7 "Construction Superintendent" shall mean Contractor's Construction Superintendent, or his duly authorized representative, who shall provide the general administration of the Agreement and shall be the Contractor's field representative in all matters related to this

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Agreement, except as may be otherwise provided herein.  The Contractor may, after written notice to the Company, change its Construction Superintendent at any time or from time to time; provided, however, that the Contractor shall not appoint any person who is not reasonably acceptable to the Company.

1.8  "Contract Documents" shall have the meaning assigned to such term in
Article 4 hereof.

1.9 "Contract Price" shall mean the price to be paid by Company to Contractor for Contractor's completion of the Work in accordance with the Contract Documents, and as the same may be modified from time to time by any Scope Change.

1.10 "Contractor" shall mean Raytheon Engineers & Constructors, Inc., and/or any other affiliated entity utilized by Contractor in performing any Work or undertaking pursuant to this Agreement and the Contract Documents.

1.11 "CSP Plant" shall mean the continuous thin slab caster, roller hearth furnace and hot rolling mill (Compact Strip Production Plant) to be furnished by SMS which is a core component of the Production Equipment for the Project to be furnished by Contractor.

1.12 "Design Specifications" shall mean the final specifications for the design, manufacture, erection, installation, operation and performance to be provided by Equipment Vendors furnishing Production Equipment or other key components of support and ancillary equipment

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or facilities for, or related to, the Project, all in accordance with the mutually agreed upon Scope of Work set forth in Exhibit B.

1.13 "Equipment Vendor(s)" shall mean any company or entity, whether selected by the Company or Contractor, to furnish any Production Equipment or other components for the Project.

1.14 "Event of Default" shall have the meaning specified in Section 37 of Exhibit A attached hereto.

1.15 "Final Acceptance Certificate" shall have the meaning given to such term in
Section 7.5 of Article 7.

1.16 "First Hot Coil" shall mean a coil of hot rolled steel, with a minimum weight of ten (10) tons, which is produced by the Production Equipment.

1.17 "Force Majeure" shall have the meaning specified in Section 35 of Exhibit A attached hereto.

1.18 "Functional Specifications" shall have the meaning specified in Exhibit E.

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1.19 "Final Acceptance Tests" shall mean the transport, introduction, processing and finished production of liquid steel into hot rolled and coiled sheet steel through the LMFs, CSP Plant, as provided for in Section 7.5 below, to demonstrate that such equipment, machinery and ancillary machinery and equipment, as designed, engineered, procured, furnished, constructed, erected, installed and started-up by Contractor, is in conformance with the Contract Documents and capable of achieving the intended performance capabilities for this Project. Final Acceptance Tests shall also be used for the purpose of determining achievement by the Contractor of the Acceptance Tests in Article 7 and Performance Guarantees contained in Exhibit K for the Project.

1.20 "Final Acceptance Test Report" shall have the meaning set forth in Section
7.5 of Article 7.

1.21 "General Terms and Conditions" shall mean the document entitled "Acme Steel Company's Compact Strip Production Facility Construction Contract General Terms and Conditions" and attached hereto as "Exhibit A."

1.22 "Guaranteed Completion Date" shall have the meaning specified for such term in Section 5.1 of Article 5.

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

1.23 "hot rolling mill" shall mean a continuous seven-stand hot rolling mill to be supplied as part of the CSP Plant by SMS for the reduction of steel slabs to the gauges and widths specified in the Contract Documents.

1.24 "Intermediate Scope Change" shall mean Work additions, deletions or modifications having an estimated cost for the aggregate work related to any individual Intermediate Scope Change as determined by Contractor within the range of $5,000 to $50,000 which are recommended by Contractor and authorized by Company's Project Manager or directed by Company's Project Manager and confirmed by a Change Notification, or Emergency Field Authorization signed by the Project Manager in accordance with Section 14 of Exhibit A.

1.25 "LMF(s)" shall mean the secondary steelmaking or refining process (commonly referred to as ladle metallurgy) facilities, including but not limited to the ladle, vessel and/or furnaces, covers, power, degassing and/or decarburizing, reheating, stirring, alloy addition, tapping and transfer equipment, as generally described in Exhibit Q, to be procured by Contractor from an Equipment Vendor approved by the Company; provided, that Company's approval shall not relieve Contractor of the responsibility for procurement, installation and performance of the LMF(s).

1.26 "Major Scope Change" shall mean Work additions, deletions or modifications having an estimated cost for the aggregate Work related to any individual Major Scope Change as determined by Contractor of more than $50,000 which are recommended by Contractor and authorized by the Company's Project Manager or directed by Company's Project Manager and confirmed by a Change Notification signed by the Project Manager in accordance with Section 14 of Exhibit A, entitled, "Change in Scope of Work."

1.27 "Material Suppliers" shall mean any company or other entity, whether selected by Company or Contractor furnishing or supplying ancillary or other equipment, materials, labor, services, supplies or other components to be used or incorporated into the Project.

1.28 "Minor Scope Change" shall mean construction field changes having an estimated cost for the aggregate Work related to any individual Minor Scope Change as determined by Contractor of $5,000 or less recommended by Contractor or directed by the Company's Project Manager and confirmed by an Emergency Field Authorization in accordance with Section 14 of Exhibit A.

1.29 "Performance Guarantees" shall have the meaning given to such term in Exhibit K.

1.30 "Performance Report" shall have the meaning specified for such term in Exhibit K.

1.31 "Performance Tests" shall have the meaning given to such term in Exhibit K.

1.32 "Permitted Tolerances" shall have the meaning given to such term in Exhibit K.

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

1.33 "Preliminary Acceptance Certificate" shall have the meaning given to such term in Section 7.4.4 of Article 7.

1.34 "Preliminary Acceptance" and "Preliminary Acceptance Date" shall have the meaning the date on which the parties execute the Preliminary Acceptance Certificate in accordance with Section 7.4.4 of Article 7.

1.35 "Production Equipment" shall mean the LMF(s) and CSP Plant, and spare parts therefore, to be procured by Contractor pursuant to Article 3 from Equipment Vendors approved by the Company; provided that Company's approval shall not relieve Contractor of the responsibility for the procurement, installation and performance of said Production Equipment.

1.36 "Project" shall mean the site improvements, buildings, Production Equipment and the related and ancillary improvements, facilities and equipment to be designed, engineered, procured, furnished, constructed, erected, installed, started up and performance tested by Contractor pursuant to this Agreement and Contract Documents for a continuous thin-slab caster, roller hearth furnace, hot rolling mill, ladle metallurgy furnace(s) and all related facilities, site improvements, buildings and ancillary equipment and improvements as described herein to be installed at the Work Site.

1.37 "Project Manager" shall mean the Company's representative (which may, at the Company's election, include the Company's Chief Engineer), or his duly authorized representative, who will provide the general administration of this Agreement on behalf of the Company and shall be the Company's field representative in all matters related to this Contract, except as may be otherwise provided herein. The Company may, in its sole discretion, change its Project Manager at any time or from time to time; and, shall promptly notify Contractor, in writing, of any such change.

1.38 "Punch List" shall mean an itemized list prepared by Contractor and augmented, if necessary, by Company of those portions of the Work which Performance Tests or other inspection indicates has not been completed in accordance with the requirements of the Contract Documents. Contractor, shall at its own expense, complete all Work (including all corrections or replacements) indicated by the Punch List and test, inspect, retest or reinspect, as appropriate, any portions of the Work so completed or corrected. Such tests, inspections, retests and reinspections shall be subject to verification by Company.

1.39 "Release Date" shall mean the date upon which Contractor shall receive the Initial Payment out of the proceeds of the Note Offering.

1.40 "Request for Payment" shall mean a request for payment referred to in
Section 2 of Exhibit D hereto.

1.41 "Roller hearth furnace" shall mean a furnace to be supplied by SMS as part of the CSP Plant, of proper design and capacity to provide for the reheating (equalizing the temperature) of steel slabs from the continuous thin-slab caster to proper rolling temperatures specified in the

Contract Documents prior to introduction of said steel slabs into the hot rolling mill of the CSP Plant.

1.42 "Scope Change" shall mean an Intermediate, Major or Minor Scope Change.

1.43 "SMS" shall mean SMS Schloemann-Siemag AG, a German corporation whose principal offices are located in Dusseldorf, Federal Republic of Germany.

1.44 "Subcontractor" shall mean any company or other entity and the legal representatives, successors and assignees of such company or entity, other than Contractor, to whom Contractor shall sublet any portion of the Work or the obligations to be performed by Contractor pursuant to the Contract Documents.

1.45 "Work" shall mean the furnishing by Contractor, on a turnkey basis,as an independent contractor with sole overall responsibility, of all labor, supervision, construction equipment, materials, supplies, transportation, design, procurement, construction, erection, installation, start-up and performance testing of the Project and all other things of every kind and character not expressly provided in this Agreement and Contract Documents to be furnished by the Company, and the meeting of all requirements of the Contract Documents, including without limitation, all tests and guarantees necessary for the completion of the Project contemplated by this Agreement and the designs and specifications contained herein and in the Contract Documents on the Work Site and all requirements of applicable law, all as more particularly described in
Article 3--Scope of Work, Exhibit B.

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1.46 "Work Site" shall mean the Company's property located in Riverdale,
Illinois, and described and identified on Schedule 1.46 annexed hereto and by this reference made a part hereof.

ARTICLE 2 -- STATEMENT OF INTENT
- --------------------------------

2.1 The Company intends to acquire a Project known as the "Compact Strip Production Plant" consisting of two LMFs, continuous thin-slab caster, roller hearth furnace, hot rolling mill and related support and ancillary facilities, as more fully described in Article 3 hereof, and Contractor will serve as the turnkey contractor for Company, as an independent contractor with sole overall responsibility, and will be responsible for the design, engineering, procurement, construction work and related activities described in Article 3 on a turnkey basis and as provided for in this Agreement and the Contract Documents. It is the intent of the Company and Contractor that said Project shall be accomplished for the Contract Price specified herein and and within the time set forth in the CMS. The Company and Contractor therefore have agreed the Contractor should expeditiously undertake the Project hereunder on the basis of payment of a Lump Sum as more fully described herein.

2.2 Contractor recognizes the trust and confidence placed in it, and covenants with the Company to furnish its best skill and judgment in the performance of the Work. Contractor agrees to furnish efficient management and supervision and to exert every reasonable effort to keep an adequate supply of skilled workmen and materials on the Work Site at all times to assure prosecution of the Work in accordance with the Contract Documents. Contractor shall

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establish and at all times maintain cost control methods and procedures satisfactory to the Company in connection with time and material work.

2.3 Financing. Contractor and Company acknowledge and agree that Company is responsible for obtaining sufficient financing for the Project in order to provide Company with adequate sources of funds to pay the Contract Price provided for herein to Contractor as and when required by this Agreement. Contractor acknowledges that Company has adopted a plan of financing intended to provide such funding by i) the sale of 5.6 million Special Warrants in Canada and Europe on a private placement basis at a price of $21.00 per Special Warrant which, subject to certain conditions, are exchangeable for Common Stock of the Company without payment of further compensation by holders of the Special Warrants (the "Special Warrant Offering"); ii) has filed a Form S-1 with the U.S. Securities and Exchange Commission ("SEC") to register for public sale of certain of its Senior Secured Notes and Senior Secured Discounted Notes, or other debt securities, (the "Note Offering"); and, iii) is engaged in securing a working capital facility (the "Working Capital Facility").

       Pursuant to the conditions of the Special Warrant Offering, included is a condition that the Company's receipt of the net proceeds of the sale of the Special Warrant Offering will not be released from Escrow to the Company until not less than 85% of the remaining financing needed for construction of the Project is confirmed. The successful completion of the Note Offering will satisfy this condition.

       Therefore, the parties agree that this Agreement is contingent upon the Company's successful completion of the Note Offering and the release to the Company of the net proceeds of the Special Warrant Offering. The Contractor shall have no obligation to perform pursuant

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to this Agreement and the Company shall have no liability for the payment of any portion of the Contract Price until the Contractor shall have received from the Company the Initial Payment out of the proceeds of the Note Offering (the "Release Date").

ARTICLE 3 -- SCOPE OF WORK
- --------------------------

3.1. General. Contractor, as an independent contractor with sole overall responsibility for the Project, on the Release Date, shall commence and proceed with diligence to perform all Work necessary to complete the Project on a turnkey basis, on or before the Guaranteed Completion Date, except as otherwise expressly provided herein. The Work includes the provision of all facilities, equipment, spares and other materials and labor to be incorporated in the Project. All parts of the Project and all fixtures, facilities, equipment, apparatus, material, machinery, tools, labor, supervision and other services, including incidental Work, usual or necessary to complete the Project, shall be furnished, provided and completed by Contractor (within the Contract Price, except as otherwise provided in the Contract) so as to deliver the Project to the Company on the applicable Guaranteed Completion Date in accordance with the Contract Documents. Any omissions from the Contract Documents shall not relieve Contractor from furnishing a complete and operable Project capable of performing as required under the Contract Documents. The Work shall be performed and completed in compliance with the terms and conditions of the Contract Documents, good engineering and construction practice, and consistent with all applicable laws and regulations and the provisions of applicable licenses and permits.

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3.2    Work Site.
       ---------

       a) Work Site Investigation. Except for that information provided to Contractor in connection with the submittal of its proposal, Company makes no representation or warranty, express or implied, written or oral or otherwise as to the correctness, completeness, accuracy or sufficiency of any document submitted to Contractor pursuant hereto or in connection with any factor or condition directly or indirectly relating to the conduct or completion of the Work on the Work Site. Contractor has inspected the Work Site and is aware of no impediment to the completion of the Project. Company has furnished to Contractor the reports and other documents relating to the physical condition of the Work Site listed in Schedule 3.2(a) attached hereto. Subject to the foregoing, Contractor shall be deemed to have satisfied itself before execution of this Agreement as to the correctness and sufficiency of the terms hereof and as to all Work Site conditions and circumstances affecting the Work, the Contract Price, the Guaranteed Completion Date and other relevant matters and to have examined all information and documents furnished to it by or on behalf of Company. Nothing in this Section 3.2, or any other provision of this Agreement shall require Contractor to perform any remedial work relative to preexisting hazardous waste or other contamination of the Work Site as defined and regulated by state or federal law.

       (b) Work Site Preparation. Contractor shall be responsible for all surveying work and geotechnical studies necessary for the preparation of a plan for the Work Site preparation (the "Work Site Preparation Plan"). Contractor shall prepare the Work

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       Site Preparation Plan and shall submit it to Company for approval within sixty (60) days after the Release Date.

       c) Work Site Operation. Company hereby grants to Contractor the right to enter upon the Work Site, subject to safety rules and instructions as set forth in Exhibits A and G and the reasonable requirements of Company for the sole purpose of carrying out its obligations under the Contract Documents. Contractor shall confine operations at the Work Site to areas permitted by this Agreement (Schedule 1.46 attached hereto) or as may otherwise be limited by law, ordinances or permits, and shall not unnecessarily encumber the Work Site with any equipment or other materials not required for the Work. Contractor at all times shall keep the Work Site free from accumulation of waste materials or rubbish caused by or resulting from conduct of the Work. Upon completion of the Work and before Final Acceptance, Contractor shall, and shall require its subcontractors to, satisfactorily dispose of, in compliance with applicable permit requirements, all laws, regulations and ordinances of federal, state or local authorities, all temporary buildings, rubbish, unused equipment and all other items on or in the vicinity of the Work Site constituting a part of the Project and shall leave the Work Site in a neat, clean and safe condition. If Contractor fails to comply with any of the foregoing, the same may be accomplished by Company at Contractor's risk and expense. Contractor shall indemnify and hold harmless the Company from and against any liability, claims, causes of action, costs or expenses arising out of disposal of any such trash materials, waste and rubbish.

       d) Security and Company Access. Contractor shall be responsible for the security and protection of the Work Site, the Project and the Work, including the erection and

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       maintenance of fences enclosing the Work Site, or such portion thereof, as may be necessary to prevent entry to the Work Site by unauthorized persons. Contractor shall be responsible for all vandalism on or at the Work Site, and to repair or restore same at its sole cost. Company and Project Manager shall have the right to enter upon the Work Site at all times in order to inspect the Work and the Work Site and verify that the Work is being performed in accordance with the Contract Documents.

       (e) Minimal Inconvenience. Contractor shall ensure that it and its subcontractors carry on their operations with minimal disruption and inconvenience to property or persons near or adjacent to the Work Site. In particular, Contractor and any of its subcontractors shall use their best efforts not to interfere with the free access of Company and Project Manager. Contractor shall repair damage caused by Contractor to the roads utilized by Contractor for construction purposes leading to and on the Work Site and all parking areas used by Contractor, or subcontractor personnel, so that they are kept in a condition suitable to permit safe and unencumbered access by vehicle traffic (including delivery of all equipment, machinery, materials, and supplies to be used in connection with the Work or incorporated into the Project). Contractor shall indemnify and hold harmless Company from and against all claims, liabilities, losses, damages and expenses of every character whatsoever (including but not limited to reasonable attorneys' fees and expenses) and arising solely out of the failure of Contractor to so repair such roads.

3.3 Work. Without limiting the generality of the provisions of Section 3.1, Contractor's obligations shall include the performance of all Work, including the Work described in this

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Article 3 and the Work set forth in the Scope of Work attached as Exhibit B to
(i) furnish the design and detailed engineering in the final installed condition ("Record Drawings"), (ii) complete the preparation of the Work Site, (iii) provide all construction personnel and all wage and salary increases for the same, including supervisory, field engineering, quality assurance, support service personnel and field labor forces, (iv) provide procurement, and construction services, (v) provide all equipment, materials, apparatus, construction spare parts, tools, chemicals, consumables, supplies, heat, transportation and other facilities and services, in connection with the completion of the Project; (vi) make full and timely payment to all Equipment Vendors, Material Suppliers and Subcontractors for all Production Equipment, labor, materials, machinery and equipment and services used or incorporated into the Work and the Project, (vii) provide mechanical and electrical testing adequate and approved training to operators and technicians in the safe and reliable operation and maintenance of all equipment included in the Work, and
(viii) performance of start-up oversight, monitoring and Performance Testing functions.

3.4 Engineering. Contractor shall provide all design and engineering work, including preparation of detailed criteria and design, civil, structural, mechanical, piping, electrical and instrumentation designs of all systems, specifications, and drawings (including "Record Drawings"), licensing and permitting relating to the Work and the Project, bills of materials, plans and written schedules sufficient to describe, detail and construct the Project pursuant to the Contract Documents, (collectively, "Engineering Documents"). In addition to the provisions of Exhibit A, all Engineering Documents shall (i) conform to the Functional Specifications and all other provisions of the Contract Documents, (ii) comply with all applicable licenses, permits, laws and regulations in force on the date of the Contract, (iii) include all operating and maintenance procedures and manuals required for the turnkey operation of the Project, and (iv) be timely and orderly submitted to Company for review, but such review (or failure to review) shall not relieve or absolve Contractor from its responsibility under the Contract Documents or from its liability for any error, fault, omission or inconsistency in the Work.

3.5 The following shall pertain to the procurement of equipment components for the Project:

       a) Production Equipment shall be procured from Equipment Vendors approved by the Company as set forth in Exhibit N; provided, however, that the Company's approval of Equipment Vendors shall not relieve Contractor from its responsibilities for procurement, installation and Performance Guarantees.

       b) Contractor shall provide the Company's Project Manager, or Project Manager's designated representative(s) opportunity to attend and participate in all discussions and negotiations with Equipment Vendors concerning technical specifications, warranty and guaranty matters involving the acquisition of Production Equipment. Contractor shall provide the Company's Project Manager not less than three (3) days' prior written notice of any such discussion or negotiating meetings.

       c) Unless otherwise provided herein, or agreed to by the Company and Contractor, all Production Equipment from Equipment Vendors approved by Company will be purchased by the Contractor in its name.

       d) If, prior to the execution of this Agreement, the Company shall have issued any purchase orders (the "Company Purchase Orders") related to the Work to be

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

       performed hereunder, which Purchase Orders shall be listed on Schedule 3.5(d) attached hereto and made a part hereof, on the Release Date, the Company will assign, after approval by Contractor, the Company Purchase Orders to Contractor; and Contractor shall credit Company against the Purchase Price for any progress payments made by Company on such Company Purchase Orders. Following such assignment, Contractor shall assume sole responsibility for the Company Purchase Orders and for the balance of all monies payable thereunder.

3.6    The following items pertain to the erection of Production Equipment:
       a) Receiving, unloading, and storing, before erection and installation of equipment will be by Contractor, as specified by the Equipment Vendors.
       b) Contractor will issue receiving reports, damage reports, and equipment complaints and will furnish copies to the Company's Project Manager.

       c) The Company will expedite and pay for all equipment to be purchased by the Company. The Contractor may be requested to furnish expediting services on certain items of equipment purchased by Company on a cost reimbursable basis.

3.7 All Work by Contractor on the Production Equipment shall be accomplished in accordance with the Functional Specifications to be prepared by the Equipment Vendors approved by Company, which drawings, specifications, and all addenda, supplements and additions thereto, as developed, are by this reference incorporated herein for all purposes. No changes will be made to the Production Equipment without the prior written approval of the Company.

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       Contractor's proposal is based on design of all electrical equipment, wiring and related work being designed and installed pursuant to standards promulgated pursuant to the National Electric Code published by the National Fire Protection Association. If Contractor shall be required to design and install the same pursuant to the Riverdale, Illinois, municipal building/electrical code, such revision shall be treated as a Scope Change.

3.8  Time of Performance.
     --------------------

       a) The time of completion of Work to be done under this Agreement are critically important. The schedule of Work for the Project is based on the CMS attached in Exhibit I (the "CMS"). An up-to-date Work CMS shall be maintained by Contractor and will be issued on a monthly basis by the Contractor's Construction Superintendent. Contractor shall fully complete the Work in accordance with the CMS or schedules developed with the various dates as mutually agreed upon between the Company and Contractor. Contractor shall be responsible for expediting all items required to be purchased by Contractor.

       (b) Contractor shall furnish sufficient technical, supervisory and administrative personnel necessary for the prosecution of the Work in accordance with the CMS. In addition to Company's rights specified herein, if the Company, based upon reasonable objective standards, is in doubt that Contractor will achieve either the Preliminary Acceptance Date or Guaranteed Completion Date, for reasons which are not excusable under the terms of this Agreement, Contractor shall be required to provide reasonable assurances that said guaranteed dates will be achieved.
       Should Contractor's said assurances be inadequate, based on reasonable objective standards,

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

       then Company shall have the right to order Contractor to take such steps as may be necessary to improve its progress, including increasing the work force or working days or hours per day without any increase in Contract Price. Contractor's failure to respond to the Company's instructions regarding such delay within seventy-two (72) hours shall be deemed a material breach of the Agreement and shall constitute an Event of Default hereunder.

3.9    Supervision.
       -----------

       a) Contractor shall supervise and direct the Work using its best skill and attention. Contractor shall be solely responsible for all construction, means, methods, techniques, sequences and procedures and for coordinating all portions of the Work. Contractor shall have complete responsibility for the Work and for the prevention of injuries to persons and damage to the Work and other property until Final Acceptance of all of the Work.

       b) Company, through its own operations, or those of its other contractors on the Work Site, shall not interfere with Contractor's performance of the Work hereunder. Except as otherwise expressly provided in the Scope of Work, the Work shall also include supervision and control of tie-ins and interface with the work of others, as appropriate. Subject to the terms hereof, Contractor shall make due allowance in its own prosecution of the Work for any requirements which the operations of other contractors may have to complete their work. No claim for extension of time or otherwise shall be asserted by Contractor as a result thereof, except subject to the terms hereof.

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       c)  Except as otherwise specifically provided in this Agreement, the obligations of Contractor hereunder shall not be reduced, modified or affected by the Company's making or failing to make any inspection, test or approval, whether preliminary or final, it being agreed that any such action (or failure to act) by Company or Project Manager is solely for Company's benefit and shall not relieve Contractor of any of its obligations under the Contract Documents.

3.10   Testing.
       -------

       a)  Contractor shall supervise and coordinate the testing described in
       Article 7 for the Project according to the procedures set forth in
       Article 7, or as otherwise described in the Contract Documents and shall properly certify to the Company the results of each Performance Test in the Performance Test Report. Contractor shall have such authority over Company's operating personnel, and such access to the Project and Work Site, as shall be reasonably required to promptly and efficiently perform such testing. In conducting such tests, Contractor shall minimize disruption of the Project's normal operations.

       b) Contractor shall, during performance of the Work and after its completion, perform under observance of the Company's Project Manager all testing of equipment, instrumentation, piping and wiring, tie-ins and systems necessary to ensure that all items are correctly installed and adjusted in accordance with the Contract Documents. Contractor shall give the Company's Project Manager adequate advance notice of such tests in order to enable the representatives of the Company to be present.
       Such testing shall be in accordance with Article 7 below. The Contractor shall complete all Work, including check-out, flush-out, and all testing as may be required to have all applicable systems and equipment ready for operation upon tender to the Company for the Preliminary Acceptance Tests. The Contractor shall furnish personnel competent to do a thorough and complete check of all systems and equipment which check-out shall be completed prior to tendering possession and control of the equipment or system to the Company. Contractor acknowledges that such check-out procedures will require time and that, accordingly, an appropriate allowance therefor will be included in the CMS for the Work.

3.11. Security for Performance. The payment and faithful performance and completion of all the obligations of Contractor under the Contract Documents will be secured by a parent company guarantee by the Raytheon Company (Exhibit
T), or if required by the financing indenture trustee or Collateral Agent pursuant to the Disbursement Agreement and Collateral Agency Agreement, a performance bond and a payment bond (the "Bonds") in the form of Exhibit S which shall be received by Company on the Release Date and in an amount at all times equal to ten percent (10%) of the Contract Price as such may be increased from time to time as provided herein. The Bonds and/or other security shall name Company, or its designee, as the Obligee; the Bonds and other security and all renewals, extensions and replacements thereof shall be issued by a bonding or insurance company, or a bank or banks, as applicable, acceptable to Company at the time of issuance and shall be issued and outstanding until the date of expiration of the last warranty period as provided herein. In the event of a termination of this Agreement, the Bonds and/or other security shall remain in effect until Final Acceptance. Contractor shall cause the Bonds and/or other security to be renewed, extended or replaced at least thirty (30) days prior to any expiration date with new, extended replacement Bonds and/or other security, as applicable of like tenor with the original ones and otherwise satisfying all requirements of this Agreement. In the event of termination pursuant to Section 40 a)(i) of Exhibit A, the cost of the Bonds and/or other security shall be borne by Contractor. Any other security may be posted only with the consent of the Company.

3.12 The Company may maintain a systematic training program for its personnel and start-up of the various components of the Project, provided it does not interfere with the Contractor in the execution of its Work.


ARTICLE 4 -- THE CONTRACT DOCUMENTS
- -----------------------------------
4.1    The "Contract Documents" shall mean and include;
       a) this Agreement, including all Exhibits, Appendixes, Schedules and any written amendments which may be agreed to by the parties;

       b) Exhibit A -- Terms and Conditions per attached document entitled "ACME STEEL COMPANY COMPACT STRIP PRODUCTION FACILITY CONSTRUCTION CONTRACT GENERAL TERMS AND CONDITIONS;"

       c) Exhibit B -- Company and Contractor's agreed upon "Scope of Work for Design, Engineering, Procurement, Supply, Erection and Installation of Continuous Thin-Slab Caster and Hot Rolling Mill" facility dated July 28, 1994 ("Scope of Work");

       d) Exhibit C -- Raytheon Engineers & Constructors, Inc.'s Proposal for Engineering, Construction and Installation for Continuous Thin-Slab Caster and Rolling Mill Project

       (the "Proposal") dated May 24, 1994; as amended and/or supplemented by Contractor's letters of June 17, 21 and 22, 1994, and Company's letter of June 16 and 21, 1994.

       e)  Exhibit D -- Price and Payment Schedule;
       f)  Exhibit E -- Functional Specifications, consisting of:

               i) Record Drawings providing "as constructed, erected and installed details for the Project;
              ii)  Exhibits O and P;  and
             iii) Minutes of Meetings designated as ________ , ________ , (as approved);
              iv) Contractor's "Procedures Manual(s)" for the operation, maintenance and repair of the Project Production Equipment and other ancillary equipment.

       g)  Exhibit F -- Waiver of Lien;
       h) Exhibit G -- Acme Steel Company's Contractor Safety Responsibility Regulations for Contractors and Vendors;
       i) Exhibit H -- Contractor's Insurance Program and Claim Handling Procedures;

       j) Exhibit I -- Contractor's Construction Management Schedule for the performance of the Work ("CMS") and containing a Critical Path Method Scheduling System ("CPM") setting forth the activities critical to maintaining the CMS ("Critical Path Activities");

       k)  Exhibit J -- Sales and Use Tax Administration Procedures;
       l)  Exhibit K -- Performance Guarantees and Warranties;

       m) Exhibit L -- Contractor's and Company's List of Project Manager, Chief Engineer, Construction Superintendent and Authorized Representatives;
       n) Exhibit M -- Procedure for Supply and Approval of Blueprints, Drawings, Plans and Specifications;
       o)  Exhibit N  - Contractor's List of Subcontractors;
       p) Exhibit O -- SMS's drawings and specifications for the assembly, erection and installation of the CSP Plant;
       q) Exhibit P -- ________'s drawings and specifications for the assembly, erection and installation of the Ladle Metallurgy Furnace(s).
       r)  Exhibit Q -- Contractor's Letter of Credit.
       s)  Exhibit R -- Training Manuals.
       t)  Exhibit S -- Contractor's Performance Bond.
       u)  Exhibit T -- Contractor's Parent Guarantee.

4.2 Any Exhibits, Schedules or Appendixes not completed as of the date of execution of this Agreement shall be signed, when completed and mutually agreed to, by duly authorized representatives of Company and Contractor; and, after such completion and signature, shall be affixed to this Agreement and become part hereof for all purposes in the same manner and effect as if they were made part hereof on the original date of execution of this Agreement.

4.3 All plans, drawings, conditions and documents contained in the Functional Specification are made a part hereof. Anything shown or mentioned in the Functional Specification and not shown or mentioned in the Scope of Work or shown or mentioned in the

Scope of Work and not shown or mentioned in the Functional Specification shall be of like effect as if shown and mentioned in both. In case of discrepancies between the Functional Specification and Company's Scope of Work; the matter shall be submitted to the Contractor's Project Manager and Company's Project Manager, whose resolution shall be final and binding.

4.4 Contractor acknowledges that it has received, read and is fully familiar with the Contract Documents. It shall be Contractor's sole responsibility to notify Company, without delay, of any omission, errors or discrepancies which Contractor may discover in the Contract Documents. Contractor shall not be relieved of its obligations and liabilities hereunder for failure to discover such omission, error or discrepancy. In the event of any conflict, variation or inconsistency between any provisions in the several documents comprising the Contract Documents which has not been resolved as provided in Section 4.3 above, the Contract Documents shall have the following descending order of precedence (the most recently amended document within a category having precedence), (a) the body of this Agreement, (b) Exhibit A, (c) Exhibit B (d) Exhibit C, (e) Exhibit D, and (f) the other Exhibits. Notwithstanding the foregoing, the several documents forming the Contract Documents shall be taken as mutually explanatory of one another, but in case of ambiguities, discrepancies or inconsistencies, the same shall be explained and adjusted by Contractor and Company.

ARTICLE 5 -- TIME OF COMPLETION, COLD TESTS, PRELIMINARY ACCEPTANCE, FINAL
- --------------------------------------------------------------------------
ACCEPTANCE, GUARANTEED COMPLETION DATE
- --------------------------------------

5.1 Contractor shall complete all Work by the time or times specified in the Contract Documents. The dates for successfully completing the last of the Cold Tests, shall be no later than twenty-seven (27) months after the Release Date. The last of the Preliminary Acceptance Tests shall be no later than twenty-seven (27) months after the Release Date, and, the date of Final Acceptance Test shall be no later than thirty-four (34) months after the Release Date (the Guaranteed Completion
Date).

       Changes in the Scope of Work shall not extend the Guaranteed Completion Date unless a revised Guaranteed Completion Date is agreed to in writing by the Company prior to the Commencement of Work required by the Scope Change. Except for events of Force Majeure as defined in Exhibit A, Delays referenced in
Section 34 of Exhibit A, recommencement of the Work pursuant to Section 41 of Exhibit A and delays referenced in Sections 7.4.7 and 7.5.7, of the Agreement, the Guaranteed Completion Date shall not be extended.

5.2 The parties agree to share in any savings resulting from their mutual cooperation in reducing the overall cost of the Project on the following basis:
       1. Any change in the Scope of Work initiated by Contractor and agreed to by Company which results in actual savings to Contractor shall be shared by the parties on a 50%-50% basis i.e., a Scope Change of Work will be issued and an adjustment will be made in the Contract Price equal to 50% of the cost reduction.
       2. Any actual savings to Contractor, such as the reduced cost of field staff or utilities, resulting from achieving First Hot Coil ahead of the Preliminary Acceptance Date shall be shared by the parties on a 50%-50% basis.
       3. All savings which are the result of a change in the Scope of Work initiated by Company shall inure solely to the benefit of Company.

       Company shall have the right to verify the amount of the savings to Contractor resulting from the overall cost reductions for scope changes or schedule compression set forth above through an audit limited solely to said scope changes or schedule compression.

5.3 Deferred Payment. Contractor acknowledges that Company, as an inducement to the approval of SMS as the Equipment Vendor for the CSP Plant, has entered into a separate agreement with SMS pursuant to which Company will pay directly to SMS, on a deferred payment basis, an amount equal to seven and one-half percent (7.5%) of the total purchase price for the SMS supplied CSP Plant (the "Deferred Payment"). The Deferred Payment is equal to the sum of U.S. $11,956,520.

       Contractor agrees to issue a credit to Company to be applied against the Contract Price to be paid to Contractor hereunder in the amount of the Deferred Payment; and, Contractor upon crediting the Deferred Payment against the Contract Price payable by Company hereunder, shall be relieved of further liability to SMS for said Deferred Payment.

       In the event Company shall fail to pay any portion of said Deferred Payment to SMS, Company hereby agrees to reimburse Contractor for all payments of the Deferred Payment which Contractor shall be liable to pay to SMS.

ARTICLE 6 -- CONTRACT PRICE; PAYMENTS
- -------------------------------------

6.1 Payment by Company to Contractor for all Work covered hereby shall be in full and complete compensation for all services performed and all things furnished hereunder and shall be made in accordance with the provisions of Exhibit D ("Price and Payment Schedule").

6.2 All payments to Contractor or to the Company, as appropriate, shall be made by wire transfer to a bank and account designated by Contractor or Company, respectively.

6.3 The initial payment shown on the Price and Payment Schedule (Exhibit D) shall be paid to Contractor out of the proceeds of the Note Offering at the closing of the Note Offering. Payment shall be made by wire transfer to an account designated by Contractor prior to the Note Offering closing date.

6.4 Progress Payments and Retention. Except as provided in Exhibit D, partial progress payments shall be made by Company to Contractor and Company shall hold such retentions all in accordance with the schedule described in Exhibit D, on the basis of Work completed by Contractor.

6.5 Contractor shall provide Company with such documentation as Company shall reasonably require to support a Disbursement Request by the Company to the Collateral Agent from the Disbursement Account (as such terms are defined in the Disbursement Agreement and Collateral Agency Agreement pursuant to the Note Offering). Such documentation may include, but not be limited to, Contractor's certificates of percentage of construction completed in substantial accordance with the Contract Documents for the Project, evidences of lien releases for all equipment, labor, materials, services and/or work performed.

       With each Application for Payment, Contractor shall submit to Company and First American Insurance Company (care of its agent, Near North National Title Corporation, 222

N. LaSalle, Chicago, Illinois) ("Title Company") a standard form contractor's Affidavit (the "Contractor's Affidavit" substantially in the form attached hereto as Schedule 6.5) utilized in the State of Illinois and acceptable to Company and Title Company listing Contractor and Subcontractors, laborers, suppliers and materialmen supplying labor or materials to the Project and specifying the total contract amounts then due for each of such subcontractor, laborer, supplier and materialman together with partial or final waivers of lien of Contractor with respect to all amounts claimed to be owing to it under the Contractor's Affidavit. Waivers of lien and affidavits of the subcontractors, laborers, suppliers and materialmen listed on the Contractor's Affidavit and waivers of lien and affidavits of the Sub-subcontractors thereof shall be submitted prior to or at the time of Contractor's Application for Payment, unless other arrangements satisfactory to Title Company, in Title Company's sole discretion, are made by Contractor, such as by means of direct payments to Subcontractors by Title Company by means of Contractor furnishing a Mechanics' Lien Indemnity or personal undertaking to Title Company. Company agrees to permit Subcontractors waivers to be provided on such thirty (30) day "lag" basis, subject only to the Title Company's requirements being satisfied by Contractor. Applications for Payment shall not be considered complete and Company shall have no obligation to pay Contractor unless and until the appropriate Contractor's Affidavit, affidavits required by Subcontractors, Sub-subcontractors, laborers, suppliers and materialmen and final or partial waivers of lien from each of said respective parties are submitted to and approved by Company and Title Company, in Company's and Title Company's sole discretion.

6.6 Final Payment. a) Subject to the fulfillment of Contractor's obligations under the Contract Documents, final payment of all monies due but not previously paid to Contractor hereunder shall, unless otherwise provided in Exhibit D, be made within thirty-five (35) days after receipt by the Company of Contractor's final invoice, subject, however, to the condition that final payment shall not be due until Contractor shall have given Company evidence satisfactory to Company that all liens, claims, obligations and liabilities against the Company and its premises (including, but not limited to, the Project and the Work Site), or in respect to the Work or chargeable to Company have been fully paid, satisfied and released, together with a Waiver of Lien (substantially in the form of Exhibit F), in the form and substance satisfactory to Company, indemnifying Company against all liens for labor, materials and equipment.

       Waivers of lien and affidavits of the subcontractors, laborers, suppliers and materialmen listed on the Contractor's Affidavit and waivers of lien and affidavits of the Sub-subcontractors thereof shall be submitted prior to, or at the time of, Contractor's Application for Final Payment, unless other arrangements satisfactory to Title Company, in Title Company's sole discretion, are made by Contractor, such as by means of direct payments to Subcontractors by Title Company by means of Contractor furnishing a Mechanics' Lien Indemnity or personal undertaking to Title Company. Applications for Final Payment shall not be considered complete and Company shall have no obligation to pay Contractor unless and until the appropriate Contractor's Affidavit, affidavits required by Subcontractors, Sub-subcontractors, laborers, suppliers and materialmen and final or partial waivers of lien from each of said respective parties are submitted to and approved by Company and Title Company, in Company's and Title Company's sole discretion.

6.7 Payment not Waiver of Contractor's Breach. No partial or final payment made by Company shall be construed as a waiver of any breach hereof by Contractor or as an acceptance of defective portions of the Work or of any of the Work which does not strictly comply with all requirements of the Contract Documents.

6.8 Waiver of Claims. By accepting final payment, Contractor waives all claims against Company except those which Contractor has previously made in writing and which remain unsettled at the time final payment is made.

ARTICLE 7 -- PERFORMANCE GUARANTEES, WARRANTIES AND ACCEPTANCE TESTS
- --------------------------------------------------------------------
7.1    Performance Guarantees and Warranties.
       -------------------------------------

7.1.1 Contractor hereby guarantees that on the Final Acceptance Date the Project, including the Production Equipment, will be capable of meeting the Performance Guarantees and Warranties set forth in Exhibit K, as demonstrated by the Performance Test procedures, methods, processes and conditions set forth in the Contract Documents .

7.2    Acceptance and Performance Tests.
       --------------------------------

7.2.1 The Contractor shall make available, at its own expense, any testing instruments, except those available in Company's plant, necessary for the conduct of the various acceptance and performance tests described in the Contract Documents. Contractor shall provide the

Company with a list of all testing equipment required by Contractor to conduct the said tests not less than six (6) months prior to the initial date of conducting said tests.

7.2.2 The Company shall, at its own expense, furnish Contractor with suitably skilled operators and all electrical power, gas, air, water, steam, materials, consumable items, facilities and infra-structure and other goods and services necessary to conduct the various tests described in the Contract Documents.

7.3    Cold Tests.
       ----------

7.3.1 Contractor shall give Company's Project Manager written notice when the Project, or any Production Equipment component or other ancillary equipment thereof, is capable of operations which is in conformity with the Contract Documents and ready for Cold Tests. Within five (5) days of Company's receipt of said notice, Contractor shall, in the presence of Company's Project Manager and Chief Engineer, commence Cold Tests of the Project, or of any component of Production Equipment for which Contractor has provided such notice.

7.3.2 After successful completion of all Cold Tests, or following correction and completion of all Punch List items and successful completion of Cold Tests, Contractor and Company shall jointly execute a Certificate of Completion for the Project, or for any component of Production Equipment or other ancillary equipment. The Company may, at its option, waive completion of a Punch List item, or items, for purposes of repeating Cold Tests where Company and Contractor agree that the Cold Tests shall not be affected thereby. However, any Punch List item or items yet to be completed shall be noted on the Certificate of Completion, together with scheduled dates of completion thereof, which shall be accomplished before issuance of the Final Acceptance Certificate for the Project.

7.4    Preliminary Acceptance Test ("PA Test" or "First Hot Coil")
       -----------------------------------------------------------

7.4.1 Promptly after completion of erection, installation and execution of the Certificate of Completion for the Project, the Contractor shall inspect and check the readiness for placing the Project into operation. The inspection and check by the Contractor shall be carried out in accordance with the Equipment Vendor's instructions. Contractor, having confirmed and being satisfied with the result of the inspection and check, shall notify the Company of the date of the PA Test of Project.

7.4.2 Contractor's failure to successfully complete the P.A. Test (i.e., successful production of a First Hot Coil) by the P.A. Test Date is a failure by Contractor to fulfill its obligations under this Agreement and Contractor shall be liable for, and Company shall have recourse to, the remedies provided in
Article 9 hereof.

7.4.3 Upon receipt of the Contractor's notice of the date of PA Test, Contractor shall promptly carry out the PA Test under the observation of the authorized representatives of the Company and Contractor, respectively, in accordance with all instructions and procedures specified by Equipment Vendors. Within ten (10) days after the conclusion of each PA Test, the Contractor shall provide a written report to the Company as to whether the Project, or any item of Production Equipment has or has not met the requirements of the PA Test.

7.4.4 Within ten (10) days after receipt of notification the Project, has satisfied the conditions for PA Test specified in Section 7.4.3 above, the Company shall issue to the Contractor a Preliminary Acceptance Certificate with respect to the Project.

7.4.5 If the Company notifies the Contractor that the conditions specified for PA Test in Section 7.4.3 have not been met, which notice shall include particulars of the alleged failure to meet such conditions. Contractor shall, at its expense, immediately correct any deficiency specified in such PA Test and repair or replace the defective part at Work Site. After completion of any correction, repair or replacement, the Contractor shall repeat such tests in the same manner as the first PA Test until such time as the Project shall demonstrate that it has achieved the requirements and conditions specified in
Section 7.4.3, subject to the provisions of Section 7.4.6.

7.4.6 If the said conditions in Section 7.4.3 for the PA Test of the Project have not been met within one (1) month the date of the initial guaranteed Preliminary Acceptance Date, Company shall have recourse to remedies as provided for in Article 9.

7.4.7 If, due to reasons within the control of the Company and not attributable to the Contractor's responsibility, a PA Test has not been started within ten
(10) days after the date
which the Contractor certifies to the Company that the Project is ready for the PA Test to commence, then the Company shall reimburse Contractor for its direct costs rising out of any delay in conducting said PA Test for the period in excess of said ten (10) day period. If Company shall delay the PA Test for more than ten (10) days, the Preliminary Acceptance Date and Guaranteed Completion Date shall be extended for an equal period of time.

7.5    Final Acceptance Test (FA Test).
       ---------------------

7.5.1 Promptly after successful completion of the last of the PA Tests and issuance of the Preliminary Acceptance Certificate for the Project, or by agreement between the Company and Contractor, the Contractor shall commence the Final Acceptance Tests of the Project under normal load and operating conditions, in accordance with all instructions and procedures specified by Equipment Vendors, the Functional Specifications, or otherwise specified in the Contract Documents, to determine whether the Project demonstrates achievement of the Performance Guarantees and meets the terms, conditions and requirements of the Contract Documents.

7.5.2 Final Acceptance Tests shall consist of the demonstration of the successful processing in compliance with the Performance Guarantees of twenty-four (24) consecutive coils of steel on a continuous non-interrupted basis through the production process beginning at the LMFs and concluding with the removal of hot rolled sheet steel coils from the final process operation at the Hot Rolling Mill for each of the five (5) grades of steel identified in Section 2 of the Performance Guarantees (Exhibit K). Should the series of twenty-four
(24) consecutive coils
of steel for a steel grade be interrupted at any stage by an unsuccessful coil, the series shall be repeated until twenty-four (24) consecutive coils of steel for each of the said steel grades are successfully processed in compliance with the Performance Guarantees. During Final Acceptance Tests, the Facility shall be operated by Company personnel under the supervision and pursuant to the instructions and guidelines of representatives of the Contractor, consistent with instructions and/or guidelines from the Equipment Vendor(s) and/or the Contractor.

7.5.3 The Final Acceptance Tests shall be carried out and observed by the authorized representatives of the Company, Contractor and a third person who shall be selected by Company with Contractor's consent. All FA Tests shall be observed by not less than two (2) of the three (3) persons appointed in the manner above. Within ten (10) days after the conclusion of all the FA Tests, the observers will submit a written FA Test Report containing the results of the FA Tests to the Company and Contractor specifying whether the Project has complied with the terms, requirements and conditions of the Performance Guarantees and all other terms, conditions and requirements contained in the Contract Documents. A decision of a majority of the observers shall be conclusive.

7.5.4 Within ten (10) days of receipt of the report referenced in Section 7.5.3 from the observers that the Project has satisfactorily met all Performance Guarantees and all other terms, conditions and requirements of the Contract Documents for the FA Test, the Company shall issue the Final Acceptance Certificate for the Project to the Contractor.

7.5.5 If the Contractor is notified by the observers, and/or the Company, that the Project has not achieved compliance with the Performance Guarantees and all other terms, conditions and requirements contained in the Contract Documents, which notice shall include the particulars of any such failure or deficiency, Contractor shall, upon receipt of the FA Test Report and at its expense, immediately correct any such failure or deficiency specified therein and repair or replace any defective part at the Work Site; unless such failure or deficiency was caused by the Company's fault. After completion of any correction, repair or replacement, Contractor shall repeat such tests as follows:

        i) if such failure or deficiency relates to one or more parameters relating to the Performance Guarantees which are caused solely by the operations of the CSP hot rolling mill, Contractor shall retest for all Performance Guarantee parameters related to the CSP hot rolling mill;

       ii) if such failure or deficiency relates to one or more parameters relating to the Performance Guarantees which are caused solely by the operations of the continuous thin-slab caster of the CSP Plant, Contractor shall be required to retest only for the parameter which resulted in the failure to achieve said Performance Guarantees; and,

      iii) if such failure or deficiency is related to a parameter of the Performance Guarantees which may be caused by either the continuous thin-slab caster or hot strip mill; i.e., Surface Quality, then Contractor shall fully retest for such parameter, in the same manner as the first FA Tests and, said retesting shall continue until such time as the Project shall achieve compliance with the Performance Guarantees and all other terms, conditions and requirements contained in the Contract Documents.

7.5.6 If the Performance Guarantees and all of the other terms, conditions and requirements contained in the Contract Documents have not been met, though the FA Tests have been repeated under the provisions of Section 7.5.5 above, within seven (7) months after the original date agreed to for the First Hot Coil Date, the Contractor shall be deemed to have failed to fulfill its obligations under this Contract and the Contract Documents and the Company shall have recourse to the remedies, provided in the Contract Documents.

7.5.7 If, due to reasons within the Company's control and not attributable to the Contractor's responsibility, the FA Test has not been started within ten
(10) days after the date which the Contractor certifies to the Company that the Project is ready to commence the FA Test, then the Company shall reimburse Contractor for its direct costs arising out of any delay in conducting said FA Test for the period in excess of said ten (10) day period. If Company shall cause a delay the FA Test for more than ten (10) days, the Guaranteed Completion Date shall be extended for a period of time equal to said delay.

7.5.8 If the FA Test has not been successfully completed and issuance of the Final Acceptance Certificate specified in the Contract Documents has not been issued within six (6) months after the original agreed to Guaranteed Completion Date,the Contractor shall be deemed to have failed to fulfill its obligations under the Contract and the Company shall have, all rights and remedies available to the Company pursuant to the Contract Documents.

7.6    Certificates
       ------------

       Any Certificate issued under this Article 7 shall be executed in behalf of Company by Company's Chief Engineer or by Company's Project Manager, and on behalf of Contractor by Contractor's authorized representative designated in accordance with Section 16 of Exhibit A.

7.7    Remedies for Failure under Article 7
       ------------------------------------

7.7.1 If the Contractor is deemed to have failed to fulfill its obligations under the provisions of this Article 7 in addition to all other remedies the Company may have pursuant to the Contract Documents, the Company may, at the expense of the Contractor, make necessary corrections, adjustments or remedy the deficiencies. The Contractor shall reimburse all reasonable expenses upon receipt of the Company's invoice. If the Contractor fails to make such payment to the Company within forty-five (45) days from the date of receipt of the said invoice, the Company may, at its option, withdraw the said expense out of the retention funds withheld pursuant to Exhibit D hereof without prejudice to all other rights and remedies available to Company in this Agreement.

ARTICLE 8 -- JOINT DEVELOPMENT PROGRAM
- --------------------------------------

8.1 In accordance with the provision of Article 26, the Company and Contractor acknowledges SMS has advised Company that SMS does not have experience casting certain of the grades and chemistries of steel products which Company intends to produce on the CSP Plant. Based on its experience, however, SMS believes these certain grades and chemistries of steel products are capable of being cast in the CSP Plant, reheated in the Roller Hearth Furnace and rolled on the Hot Strip Mill into steel products meeting the Performance Guarantees contained in the Contract Documents. Therefore, Company and Contractor agree that the development and implementation of casting practices and procedures for these certain grades and chemistries of steel products shall be the subject of a separate Joint Development Program Agreement (the "JDP Agreement") entered into between the Company and SMS; and, except as set forth in Section 8.2 below, Contractor shall have no obligations or liabilities with respect to the JDP Agreement between the Company and SMS.

8.2 In accordance with the provision of Article 26, the Company and Contractor agree that in the event, pursuant to the JDP Agreement, the Company and/or SMS shall determine that further design, construction and/or engineering adjustments, modifications, repairs or replacements to the Project are required to implement the JDP Agreement; or, that the Company and/or SMS shall, pursuant to the JDP Agreement, develop new and improved design, engineering, manufacturing, process and product information which may require further design, construction and/or engineering adjustments, modifications, repairs or replacements to the Project, which are required to implement the JDP Agreement, then, in such event, Contractor hereby agrees that it shall undertake to implement such design, construction, engineering, modifications, repair and/or replacements as a Scope Change initiated by the Company pursuant to the terms and conditions of this Agreement; and such Scope Change shall become a part of this Agreement. Contractor agrees that all proprietary information, know how and/or trade secrets developed pursuant to the JDP Agreement is principally for the benefit of the Company and that the Company shall have the exclusive right to all such information.

       In the event information developed or discovered by Contractor in its performance of Work pursuant to a Scope Change resulting from the JDP Agreement, which the Company or SMS believes is proprietary, trade secrets or patentable, Contractor agrees to cooperate with and assist Company and/or SMS to apply for and to acquire such patent rights. The cost of any patent search, prosecution or maintenance fees including Contractor's expenses shall be paid by the Company and/or SMS.

ARTICLE 9 -- LIQUIDATED DAMAGES
- -------------------------------
9.1    Liquidated Damages Resulting from a Delay in Test Completion and
       ----------------------------------------------------------------
Acceptance Dates:
- -----------------

       In the event of a delay, for any reasons which are not excused under Sections 34 and 35 of Exhibit A, by Contractor in achieving any of the guaranteed deadlines specified in Article 5, Contractor shall pay to the Company as liquidated damages the following amounts:

       a) Preliminary Acceptance Date.
          ---------------------------

          i) For each day the Contractor shall fail to meet the guaranteed Preliminary Acceptance Date (i.e., successful completion of the production of the First Hot Coil), after allowing Contractor a thirty (30) day grace period following the guaranteed Preliminary Acceptance Date, the Contractor shall pay to Company the sum of One Hundred Thirty-Two Thousand Dollars ($132,000) per day until such time as Contractor shall successfully produce the First Hot Coil; provided, however, that in the event Contractor shall fail to successfully produce the First Hot Coil by the date which is seven (7) months after the initial guaranteed Preliminary Acceptance Date; then in such event, for each day after the guaranteed Preliminary Acceptance Date, Contractor shall pay to Company the sum of Two Hundred Twenty Thousand Dollars ($220,000) per day until such time as the first to occur of: 1) Contractor shall successfully produce the First Hot Coil; 2) Contractor's total payments to Company under this Section 9.1 a) (i) shall equal twenty percent (20%) of the total Contract Price.

       b) Minimum Performance Guarantees
          ------------------------------

          i) Successful completion of the FA Tests (i.e., Guaranteed Completion
          Date) shall be no later than seven (7) months after the initial Preliminary Acceptance Date (i.e., the First Hot Coil Date).

          ii) For each day after the Guaranteed Completion Date for which the Contractor shall fail to successfully complete the last of the FA Tests demonstrating achievement of the minimum level of Performance Guarantees for the criteria specified in Schedule 9.1(b)(i) ((the "Minimum Performance Levels"), attached hereto and by this reference made a part hereof, Contractor shall pay to Company the sum of Two Hundred Twenty Thousand Dollars ($220,000) per day until such time as the first to occur of: 1) Contractor shall successfully demonstrate achievement of the Minimum Performance Levels; or, 2) Contractor's total payments to Company under this Section 9.1(b)(ii) shall equal twenty percent (20%) of the total Contract Price.

9.2 Liquidated Damages for Failure to Meet Performance Guarantees: a) If, except for any reasons which are excused under Sections 34 or 35 of Exhibit A, Contractor shall successfully demonstrate achievement of Minimum Performance Levels, but shall fail to demonstrate achievement of full compliance with the Performance Guarantees and other requirements contained in the Contract Documents by the Guaranteed Completion Date, then Contractor shall pay to the Company as liquidated damages the following sums:

          i) if at the Guaranteed Completion Date, the sum of the total deviation across the twenty-four (24) test coils for each test grade of steel products is less than five percent (5%) for all of the Performance Guarantee parameters listed and described on Schedule 9.1(b)(i) (i.e., the weighted sum of the tolerance deviations for the individual parameters is less than 5%, "Weighted Performance Deviations") payment of liquidated damages hereunder shall be suspended for a period of six (6) months, during which time Contractor shall utilize its best efforts to remedy all defects and/or deficiencies in the Project until all Performance Guarantees are fully achieved. If after said six (6) month period, Contractor shall fail to demonstrate full achievement for all Performance Guarantees, with the mutual agreement of the Company, which agreement shall not be unreasonably withheld, Contractor shall pay to Company the Liquidated Damages Buy-Down sums set forth in Schedule 9.2(a)(i) attached hereto and by this reference made a part hereof and shall be relieved of those Performance Obligations applicable to the Buy-Down provision under the Contract;

          ii) if at the Guaranteed Completion Date, the sum of the Weighted Performance Deviations for each test grade is five percent (5%), or greater, for the twenty-four (24) test coils for each test grade of steel products, then daily liquidated damages shall be payable in accordance with the "Daily Liquidated Damages" formula contained in
          Schedule 9.1(b)(i);

          iii) if at the Guaranteed Completion Date, the deviation from the Performance Guarantees for any individual parameter in Schedule 9.1(b)(i) fails to achieve the Minimum Performance Levels for that parameter, then notwithstanding the provisions of Section 9.2(a)(i) and (ii) above, the maximum Daily Liquidated Damages set forth in
          Schedule 9.1(b)(i) for such parameter shall be paid to Company regardless of the level of achievement of any other parameter contained in Schedule 9.1(b)(i) until such time as Contractor shall demonstrate achievement of performance which is equal to or better than the Minimum Performance Levels in Schedule 9.1(b)(i); during which time Contractor shall utilize its best efforts to remedy all defects or deficiencies in the Project until all Performance Guarantees are fully achieved. If after said six (6) month period, Contractor shall fail to demonstrate full achievement for all Performance Guarantees, with the mutual agreement of Company, which agreement shall not be unreasonably withheld, Contractor shall pay to Company the Liquidated Damages Buy-Down sums set forth in Schedule 9.2(a)(i);

          iv) the Daily Liquidated Damages and Liquidated Damage Buy-Down figures which are set forth in Schedules 9.1(b)(i) and 9.2 (a)(i) and payable pursuant to Section 9.2(a)(ii) and (iii) above shall be prorated based on the total tons of steel products for which said performance parameters have not been achieved; and,

          v) the Daily Liquidated Damages otherwise due for any performance parameter pursuant to this Section 9(a) shall be suspended upon Contractor's successful achievement of the Performance Guarantees provided for herein.

          vi) under no circumstances shall Contractor's obligation to pay liquidated damages under this Article 9.2 exceed 20% of the Contract Price.

9.3    Limitation:
       -----------

       Contractor's aggregate liability for liquidated damages for pursuant to
Section 9.1 delay and pursuant to Section 9.2 for failure to meet Performance Guarantees and Warranties, shall not exceed thirty percent (30%) of the total Contract Price.

       In addition to the Contract Price set forth in Exhibit D, Company agrees to pay to Contractor a sum equal to the amount of the premium necessary to purchase a policy of insurance to cover exposure resulting from liquidated damages for delays or failure to meet performance guarantees attributable directly to SMS in excess of 20% up to a cap of 30% of the Contract Price. The sum shall be established by solicitation of bona fide quotes on terms and from carriers acceptable to Contractor.

ARTICLE 10 -- INSURANCE AND SAFETY
- ----------------------------------

10.1 Unless otherwise specified, Contractor, its Subcontractors, and all persons employed by Contractor and its Subcontractors shall comply with all applicable provisions of Company's Contractor Safety Responsibility Regulations (Exhibit G) and such other rules and regulations as are from time to time in force at Company's premises.

10.2 Unless otherwise specified, Contractor shall not enter upon Company's premises or perform any Work thereon until Contractor has complied with the requirements of Company's Contractor Safety Responsibility Regulations, with the insurance requirements contained in Section 11 of Exhibit A and until Contractor shall have furnished Company with satisfactory evidence of compliance with such insurance requirements.

10.3 Contractor shall be responsible for obtaining signed acknowledgments of acceptance of the terms of Company's Contractor Safety Responsibility Regulations as the same may be modified by this Agreement, from all Subcontractors and maintaining a file thereof.

ARTICLE 11 -- DISPUTE RESOLUTION
- --------------------------------
11.1   Resolution by the Parties.
       -------------------------

       The Company and Contractor intend that this Agreement shall operate fairly and reasonably, and, where required, shall be interpreted in a manner consistent with the intent of the parties. In the event any disputes arise between the parties regarding the application or interpretation of this Agreement, or any of the other Contract Documents, Company's Project

Manager and Contractor's Construction Superintendent shall use their best good faith efforts to reach a reasonable, equitable and mutually agreed upon resolution of the item, or items, in dispute. If the Company's Project Manager and Contractor's Construction Superintendent are unable to resolve such matter(s) within fifteen (15) days, either may refer the disputed matter(s), by written notice, to a senior officer of each party. In the event such senior officers cannot so resolve the disputed matter(s) within a further period of fifteen (15) days, the parties shall use their best good faith efforts to agree, within a further ten (10) day period, upon an appropriate method of non-judicial dispute resolution, including mediation or arbitration. In the event of a disputed matter(s), each party shall make available to the other such data and information as may reasonably be requested as necessary to resolve said disputed matter(s).

       The pendency of a disputed matter(s) and the implementation, or pendency, of any non-judicial dispute resolution method shall not relieve either party from its duty to perform under the Contract Documents.

11.2   Arbitration.
       -----------

       In the event the parties shall decide that any disputed matter(s) arising out of or related to the Contract Documents shall be resolved by arbitration, such dispute(s) shall be determined by arbitration in accordance with the Provisions of the Commercial Arbitration Act of the International Chamber of Commerce (the "Rules") as follows:

       a) The party initiating arbitration shall first advise the other party in writing of the name of its arbitrator and request the other party to supply, in writing, the name of its arbitrator within one (1) month. These two arbitrators shall, within two (2) weeks, together appoint a third arbitrator. If the other party fails to name its arbitrator within the designated time, or if the two arbitrators are unable within two (2) weeks to agree on a third arbitrator, the arbitrator or arbitrators in question shall be appointed in accordance with the Rules.

       b) The place of arbitration shall be Chicago, Illinois, and the arbitration proceedings shall be conducted in English.
       c) The parties shall not suspend performance under the Contract Documents by reason of the reference of the dispute(s) to arbitration.
       d) The arbitrators shall be bound by the provisions of the Rules in the course of trial and in arriving at a judgment.
       e) The arbitration award shall be final, binding, enforceable and may be entered in any court having jurisdiction thereof.
       f) The award shall also indicate how to distribute arbitrator's fees and arbitration expenses between the parties.
       g) The Agreement and other Contract Documents shall be interpreted in accordance with the laws of Illinois and/or the United States of America, as applicable.
       h) The arbitrators' award may include compensatory damages against either party, but, under no circumstances shall the arbitrators be authorized to, nor shall they, award punitive damages or multiple damages against either party.

ARTICLE 12 -- UNDERSTANDING OF REQUIREMENTS AND WAIVER
- ------------------------------------------------------

12.1 Contractor hereby declares and acknowledges that, before the signing of this Agreement, it has (i) carefully read the same, and the whole thereof, together with and in connection with the Contract Documents; and (ii) made such examination of this Agreement, the Contract Documents, the location where the Work is to be performed (including all necessary investigations, measurements and appraisals of the conditions under which the Work is to be executed,) and has made such investigation of the Work required to be performed and of the materials required to be furnished, as to enable it thoroughly to understand the intention of the same, and the requirements, covenants, agreements, stipulations and restrictions contained in the Contract Documents. Drawings and engineering data furnished to Contractor by the Company and/or the Equipment Vendor(s) are furnished for Contractor's reference only and shall not relieve Contractor of its obligation to make all necessary investigations, measurements and appraisals of the conditions under which the Work is to be executed or of its responsibility to meet all requirements contained in the Contract Documents.

ARTICLE 13 -- TITLE TO EQUIPMENT AND MATERIALS AND ENGINEERING DOCUMENTS
- ------------------------------------------------------------------------
13.1   Title to Equipment and Materials.
       --------------------------------

       Title to all equipment and materials to be incorporated into the Project shall pass to and vest in the Company upon the occurrence of any event by which title passes from the supplier thereof (e.g., upon physical incorporation into the Project or upon delivery to the Work Site).

13.2   Title to Engineering Documents.
       ------------------------------

       Final Record Drawings, specifications, data bases, and reports that have been specifically developed, or caused to be developed, by Contractor for Company under this Agreement shall be delivered to Company not later than ninety
(90) days after issuance of the Final Completion Certificate, and shall become the property of Company upon final payment and release of the Letter of Credit. Contractor shall have a non-exclusive right to retain and use copies thereof and the information therein contained.

ARTICLE 14 -- MECHANICS' LIEN SUBORDINATION
- -------------------------------------------

14.1 Contractor acknowledges that Company will obtain financing for the Project through the issuance of certain secured notes (the "Securities"), the repayment of which is to be secured by one or more mortgage, indenture, assignment of leases, security agreement and fixture filing, (the "Security Agreements") made by the Company in favor of a trustee named in the Security Agreements for the benefit of the holders, from time to time, of the Securities

14.2. As a condition to the issuance of the Securities, the Company is required to obtain from Contractor, and from Contractor's Equipment Vendors, Material Suppliers and Subcontractors, agreements to subordinate all of Contractor and said Equipment Vendors, Material Suppliers and Subcontractors' lien rights arising by reason of this Agreement and the Work to be performed hereunder pursuant to the Mechanics Lien Act of the State of Illinois, 770 ICLS 6010.01 et seq., (the "Act") in a form, satisfactory to the Trustee, substantially in the form set forth in Schedule 14.2 attached hereto and by this reference made a part hereof.

ARTICLE 15 -- CONFIDENTIAL INFORMATION
- --------------------------------------

15.1 Any information provided by the Company to Contractor, or to the Company by Contractor or one of its Equipment Vendors, Material Suppliers or Subcontractors, which is designated in writing by the disclosing party as confidential shall be held in confidence by the receiving party until a date which is two (2) years after issuance of the Final Completion unless a longer period is specified in the Contract Documents. During such period, the receiving party shall not disclose such information to third parties, except as may be necessary to perform the Work, comply with applicable laws, orders, or regulations, is required in connection with performing maintenance, repairs or replacements with respect to any portion of the Project, or except with the prior permission of the disclosing party.

15.2 The restrictions of this Article shall not apply to the extent confidential information (a) was independently developed by or previously in the possession of the receiving party, (b) was obtained by the receiving party from a third party not subject to restriction on its disclosure, or (c) was in the public domain or became part of the public domain through no fault of the receiving party. In the event a receiving party is required by law to disclose a disclosing party's confidential information, such receiving party shall promptly notify the disclosing party and shall use its best efforts in cooperation with the disclosing party to protect such information from further disclosure.

ARTICLE 16 -- AMENDMENT
- -----------------------

16.1 No terms or conditions, other than those stated herein or otherwise contained in the Contract Documents, and no agreement or understanding in any way modifying the terms and conditions herein stated, shall be binding upon either party unless made in a writing which both (i) states that it amends this Agreement; and, (ii) is signed by an authorized representative of the both parties.


ARTICLE 17 -- SEVERABILITY
- --------------------------

17.1 Any legally invalid provision of the Contract Documents shall be considered severable and the invalidation of any such provision shall not impair the obligation of the parties to comply with all other unaffected provision hereof.


ARTICLE 18 -- CAPTIONS
- ----------------------

18.1 This Agreement shall be interpreted and enforced without reference to the captions utilized herein, which are included for ease of reference only.


ARTICLE 19 -- COMPLETE UNDERSTANDING; GOVERNING LAW
- ---------------------------------------------------

19.1 The Contract Documents embody the sole and entire agreement between Company and Contractor with respect to the subject matter hereof, superseding completely any oral or written communications unless the terms thereof are expressly incorporated herein. The parties agree that the rights, obligations and remedies of each shall be determined finally and exclusively in the Contract Documents. The parties represent that in entering into this Contract they do not rely on any previous oral, written or implied representation, inducement or understanding of any kind. The Contract Documents shall be interpreted and enforced in accordance with the laws of the State of Illinois.

ARTICLE 20--ASSIGNMENT
- ----------------------

20.1 The rights of the Contractor under this Contract may not be assigned and its obligations hereunder may not be delegated except to an affiliate of Contractor without the prior consent of Company, which consent may be withheld by the Company for any reason. Any such purported assignment is void.

20.2 Company may assign or collaterally assign, in whole or in part, its interest and obligations hereunder (i) without limitation to any of its Affiliates, (ii) to any party or parties providing financing to the Company for the Project, or (iii) subject to Contractor's prior written consent, which shall not be unreasonably withheld or delayed, to any other Person (collectively, the "Company's Assignee(s)"). Contractor shall execute all consents and acknowledgements reasonably requested by Company to effect such assignments.

20.3 Notwithstanding anything to the contrary provided herein, the warranties and guarantees extended by Contractor (including, without limitation, all warranties extended to Contractor by any Equipment Vendors, Material Suppliers or Subcontractors with regard to equipment and materials under purchase orders as provided herein) shall run for the concurrent benefit of, and be concurrently (but not simultaneously) enforceable by, Company and the Company's Assignee(s), as their respective interests may appear.

ARTICLE 21--WAIVER
- ------------------

21.1 Delay or forbearance by one party in the exercise of its rights hereunder shall not be deemed a waiver or impair the future exercise of such rights. To be effective, a waiver must be in writing signed by the duly authorized representative of the party granting the waiver.

ARTICLE  22 -- REPRESENTATIONS AND WARRANTIES
- ---------------------------------------------

22.1  Contractor's Representations and Warranties.  Contractor represents and
      -------------------------------------------
warrants that:

       (a) Contractor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Contract;
       (b) The execution, delivery and performance of this Contract by Contractor have been duly authorized by all necessary corporate action on the part of Contractor; and compliance by Contractor with the terms and provisions hereof and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage or other agreement or instrument to which it is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over it or any of its properties;

       (c) Neither the execution and delivery by Contractor of this Contract nor the consummation of any of the transactions by Contractor contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal governmental authority or agency or any governmental authority or agency of the jurisdiction of incorporation or of the principal place of business of Contractor; and
       (d) This Contract has been duly executed and delivered by Contractor and constitutes the legal, valid and binding obligation of Contractor enforceable in accordance with the terms hereof.

22.2   Company's Representations and Warranties.  Company represents and
       ----------------------------------------
warrants that:

       (a) Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Contract;
       (b) The execution, delivery and performance of this Contract by Company have been duly authorized by all necessary corporate action on the part of Company; and compliance by Company with the terms and provisions hereof and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage or other agreement or instrument to which it is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over it or any of its properties;

       (c) Neither the execution and delivery by Company of this Contract nor the consummation of any of the transactions by Company contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal governmental authority or agency or any governmental authority or agency of the jurisdiction of incorporation or of the principal place of business of Company; and
       (d) This Contract has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company enforceable in accordance with the terms hereof.

ARTICLE 23--SURVIVAL OF OBLIGATIONS
- -----------------------------------

23.1 Notwithstanding Company's acceptance of the Work, or the termination of this Contract, any duty or obligation which has been incurred by Contractor or Company and which has not been fully observed, performed and/or discharged and any right, unconditional or conditional, which has been created for the benefit of Company or Contractor, and which has not been fully enjoyed, enforced and/or satisfied (including the duties, obligations and rights, if any, with respect to secrecy), shall survive such acceptance or termination until such duty or obligation has been fully observed, performed and/or discharged and such right has been fully enjoyed, enforced and/or satisfied.

ARTICLE 24 -- EFFECTIVENESS
- ---------------------------

24.1 This Contract shall not become effective unless and until the Release Date shall have occurred. Company shall notify Contractor, in writing, of the Release Date. This Contract shall become void and of no further effect unless the Release Date occurs on or before October 31, 1994.

ARTICLE 25 -- COUNTERPARTS
- --------------------------
25.1 This Contract may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

ARTICLE 26 -- SUBCONTRACTOR
- ---------------------------

26.1 Company understands and agrees that all contact with SMS or any other Equipment Vendors or Subcontractors regarding any matter within SMS or a Equipment Vendors or Subcontractor's Scope of Work shall be through Contractor as General Contractor for the Project. Should Company give any instructions, make any requests or require any modifications to the SMS or other Equipment Vendors or Subcontractors' Scope(s) of Work without formal written notice to Contractor, it shall be a material breach of this Agreement and Company agrees to indemnify, defend and save Contractor harmless from any and all effects and/or impact of such instructions, requests or modifications.

ARTICLE 27 -- WAIVER OF CONSEQUENTIAL DAMAGES
- ---------------------------------------------

27.1 Whether due to delay, breach of contract or warranty, tort (including negligence and strict liability) or otherwise, neither Contractor nor its Equipment Vendors, Subcontractors or Material Suppliers of any tier shall be liable for any special, indirect, incidental, or consequential damages of any nature, including, without limitation, Company's loss of actual or anticipated profits or revenues, loss by reason of shutdown, non-operation, or increased expense of manufacturing or operation, loss of use, cost of capital, damage to or loss of property or equipment of Company, or claims of customers of the Company.

ARTICLE 28 -- LIMITATION OF DAMAGES
- -----------------------------------

28.1 The remedies stated in the Agreement are exclusive and in no event shall liability of Contractor or its Equipment Vendors, Subcontractors or Material Suppliers, of any tier, to Contractor whether in contract, warranty, tort (including negligence or strict liability) or otherwise, but excluding any loss attributable to willful misconduct, for the performance or breach of the Agreement or anything done in connection therewith exceed the sum of thirty percent (30%) of the total Contract Price, provided, however, prior to the production of First Hot Coil the total and cumulative limitation of liability shall be forty (40%) percent of the total Contract Price.

ARTICLE 29 -- INDEMNIFICATION
- -----------------------------

29.1 Contractor agrees to indemnify and save Company harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Contractor, its agents, employees or Contractor's affiliates in connection with Contractor's Work.

29.2 Company agrees to indemnify and save Contractor harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Company, its agents or employees in connection with Contractor's Work.

29.3 If the negligence or willful misconduct of both Contractor and Company (or a person identified above for whom each is liable) is the sole cause of such damage or injury, the loss, cost or expenses shall be shared between Contractor and Company in proportion to their relative degrees of negligence or willful misconduct and the right of indemnity shall apply for such proportion.

ARTICLE 30 -- EXCLUSIVITY OF REMEDIES
- -------------------------------------
30.1 Notwithstanding anything contained herein to the contrary, the remedies stated in the Agreement are exclusive.

ARTICLE 31 -- MISCELLANEOUS
- ---------------------------
31.1 Contractor agrees to purchase Nine Million Dollars ($9,000,000) of Company's common stock upon terms and conditions mutually agreeable to the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



ACME STEEL COMPANY                       RAYTHEON ENGINEERS &
                                         CONSTRUCTORS, INC.


By: _________________________________    By:____________________________________


Name:    Joseph A. DiMauro               Name:   L. Bhima Reddy
       ------------------------                -----------------------------


Title:   Vice President-Operations       Title:  Vice President - Metals
       ---------------------------              ------------------------------
                                                 Mining
                                                ------------------------------

                                   EXHIBIT A
                                   ---------

                               ACME STEEL COMPANY
                               ------------------
            COMPACT STRIP PRODUCTION FACILITY CONSTRUCTION CONTRACT
            -------------------------------------------------------

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------


1.   CONTRACTOR'S RESPONSIBILITY
     ---------------------------

 Contractor, as an independent contractor, with sole responsibility for the overall performance of the Work, shall furnish all design, engineering, procurement, equipment, supervision, start-up, monitoring, testing, labor and material necessary to carry out the Work and to provide a complete and workmanlike job, including, without limitation, the following:

        (a) all materials and purchased equipment and components used in the Work or the performance thereof shall be inspected by the Contractor prior to its use and the same shall be in accordance with the Contract Documents;
        (b) transportation of all personnel, material and equipment to, from and within the Work Site;
        (c) prompt unloading, handling and storage of all material and equipment to be furnished or used by Contractor;
        (d) minimization and clean-up of debris and surplus materials;
        (e) connection of utilities and provision of heat provided to Work Site except for portions of the Work Site utilized by Company;
        (f) continuous maintenance of weather and other protection for Contractor's own materials and equipment, the Work and Company's property until Preliminary Acceptance.
        (g) during construction projects, Contractor will protect all new or existing Work from injury or defacement. Particular care will be taken of all new or existing finished parts.

Contractor will:

            i) provide all necessary and appropriate barricades and safe walks for plant operating personnel;
           ii) insure that all exposed concrete poured in cold weather will be suitably protected from frost damage by an approved method;

          iii) not allow snow and ice to remain on any part of the finished structure or equipment which will endanger such structure or equipment (other than finished roofs) and insure it is promptly removed until completion of exterior building;

           iv) adequately guard against stormwater and water from springs, pipe leaks, etc.; bear the cost of immediate removal of either ditching or pumps; and keep the Work free of damage; and

            v)  protect finished Work in the best possible manner.

       Contractor assumes and shall be responsible for minimizing or, if reasonably possible, eliminating risks incident to the Work. Except as otherwise specifically provided in the Contract Documents, Contractor shall be deemed to have assumed the risk of loss and expense which may arise out of conditions which exist or may be reasonably expected to exist during the course of the Work including, without limitation, weather, availability of materials and labor, and labor conditions at the Work Site.

 2.  CONSTRUCTION BY OTHERS
     ----------------------
        (a) Except as otherwise provided in the Contract Documents, Company reserves the right to engage in construction or installation activities which are not a part of the Work by placing orders with other contractors or assigning a portion thereof to Company's own forces. When others are involved, Contractor shall afford them opportunity for the delivery and storage of their materials and the execution of their work, and shall coordinate its Work with theirs. Contractor and its Subcontractors, if any, shall cooperate with Company and other contractors on the Company's premises, including the Work Site. Company shall require such other contractors to cooperate with Contractor and so carry on their work that Contractor shall not be hindered, delayed or interfered with in the progress of its Work.
        (b) Should Company plan to use its own labor forces in areas occupied by Contractor's forces, Company and Contractor shall confer to establish ways and means of scheduling the construction program to maintain accord between the respective labor unions involved.
        (c) Contractor shall coordinate its Work with that of Company and others in a manner which is reasonable in relation to the performance of the Scope of Work contained in the Contract.

3.   CONTRACTOR'S RESPONSIBILITY FOR COMPATIBILITY OF WORK WITH OTHER WORK
     ---------------------------------------------------------------------

Except as otherwise expressly provided in the Contract Documents, Contractor shall use its best efforts to timely review any Work performed by others which may affect Contractor's Work or to which Contractor's Work must be joined to ascertain its suitability for use in relation to the Work and to advise Company promptly in writing of any deficiencies therein. Company shall then have a reasonable time to have such deficiencies corrected.

4.   EQUIPMENT VENDORS, MATERIAL SUPPLIERS AND SUBCONTRACTORS:  ASSIGNMENT
     ---------------------------------------------------------------------
        (a) Contractor shall not subcontract any of its obligations hereunder to persons, other than those listed in Exhibit N ("First Tier Material Suppliers, Subcontractors and Equipment Vendors"), without the written consent of the Company's Project Manager which consent shall not be unreasonably withheld or delayed.

        (b) Such consent, if given, shall not relieve Contractor of any of its obligations hereunder, and Contractor shall be legally responsible to Company as though no such subcontracting had been effected. Contractor's Construction Superintendent shall act on behalf of Contractor in all matters concerning any Equipment Vendors, Material Suppliers, Subcontractors, their agents or employees.

        (c) Contractor shall be fully responsible to Company for the acts and omissions of its Subcontractors, Equipment Vendors and Material Suppliers and all persons directly or indirectly employed by them and for the acts and omissions of persons directly employed by Contractor. Contractor shall be fully responsible for the performance of Subcontractors, Equipment Vendors and Material Suppliers in all matters, including accounting, cost distribution, purchasing, labor and material control, quality of material and workmanship, and proper and economical performance of the Work.

        (d) The contracts with Equipment Vendors, Material Suppliers and Subcontractors shall also provide that they may be assigned to Company and its assignees without the prior consent of the Equipment Vendor, Material Supplier or Subcontractor; provided, however, that nothing contained in this Contract shall create any contractual relationship between any Subcontractor, Equipment Vendor or Material Supplier and Company. Company's consent, when required hereunder, shall not be unreasonably withheld, and shall be assumed if no response is received within five (5) business days after Company's receipt of request by Contractor for approval.

5.   GARNISHMENTS AND ATTACHMENTS; COMPANY'S RIGHTS
     ----------------------------------------------

        (a) Contractor shall not encumber, pledge or hypothecate this Agreement, or any material portions of this Agreement, without the written consent of a duly authorized representative of the Company having been first duly obtained. In case consent is given, such consent shall not relieve Contractor of any of its obligations hereunder, and, as between the parties hereto, Contractor shall be and remain liable as if no such alienation or other transfer had been effected.

        (b) In the event of (i) any transfer described in paragraph (a) of this Section, (ii) any assignment described in Section 4, or, (iii) any claim, attachment or garnishment, the Company shall have, in addition to any other rights under this Contract Documents, the right to take any one or more of the following actions:

          i) with such notice, if any, as Company deems reasonable, to make payment to Contractor as exclusive agent of any garnishor, assignee or claimant notwithstanding any such garnishment, assignment or claim;

          ii) to set off or counterclaim against Contractor; or, if the claim is asserted by any assignee, garnishor, claimant or other person or entity, to set off or counterclaim against such assignee, garnishor, claimant or other person, with respect to the amount involved, notwithstanding the fact that such set off or counterclaim may arise out of a transaction or occurrence unrelated to this Agreement, whether it occurs before or after the date of such assignment or notice thereof; provided, however, Contractor may furnish Company a bond or other indemnity in accordance with subparagraph iv) below, and Company shall then make payment to Contractor in accordance with subparagraph i) above;

          iii) to recover in whole or in part, as Company may elect, from Contractor or out of any amount claimed, assigned, attached or garnished or out any amount theretofore or thereafter owed to Contractor, all damages, costs and expenses incurred in relation to such claim, assignment, garnishment or attachment, including court costs and the Company's reasonable attorney's fees; provided, however, Contractor may furnish Company a bond or other indemnity in accordance with subparagraph iv) below, and Company shall then make payment to Contractor in accordance with subparagraph i) above;

          iv) to withhold any and all amounts either (1) until Company is certain in its sole judgment to whom such funds should be paid without liability on the part of Company to pay such sum more than once, or
          (2) until Contractor shall have furnished Company a bond or other indemnity in form and substance satisfactory to Company to protect Company against liability for double payment; provided, however, if Contractor shall provide such bond or indemnity, Company shall make payment to Contractor in accordance with subparagraph i) above;

          v) to exercise each and every right stipulated in the Contract Documents, including the right to withhold;

          vi) to require as a condition to payment a full and complete release in favor of itself, in form and substance satisfactory to Company, from each and every person or entity which in the sole judgment of Company may be a claimant to such payment or any other payment theretofore or thereafter paid or due to Contractor.

6.   INDEPENDENT CONTRACTOR
     ----------------------

Notwithstanding any provision of the Contract Documents, Contractor shall at all times stand, in relation to Company, as an independent contractor and shall not be deemed an employee, a joint venturer or partner of Company in the prosecution of the Work. In addition, nothing in the Contract Documents shall be deemed to create a direct or implied contractual relationship between Company and any Subcontractor, Equipment Vendor or Material Supplier of Contractor.

7.   COMPANY'S OBLIGATIONS
     ---------------------

Except to the extent of additional obligations, if any, specifically assumed by Company in writing and signed by an authorized representative of the Company, Company's obligations hereunder are limited to paying Contractor in accordance with the Contract Documents for Work done in accordance with the Contract Documents and refraining from willfully interfering with Contractor's Work.

8.   DRAWINGS AND RECORDS
     --------------------

        (a) Title to originals and all copies of all blueprints, computer programs, criteria, data bases, designs, drawings, specifications, tracings and other documents ("Engineering Documents"); furnished to or by Contractor, or prepared by or for the account of Contractor in connection with the performance of the Work, shall be and remain in Company. Such Engineering Documents shall be held at Contractor's risk and shall be promptly delivered to, or returned to, Company upon completion of the Work. Contractor may retain such copies of the Engineering Documents as may be reasonably necessary to constitute a record of the Work done by it.

        (b) Contractor shall provide to Company such proprietary Engineering Documents, if any, as are required for Company's own information and use in maintaining the Work.

Company is hereby authorized, subject to the requirements of Section 9 herein, to use any Engineering Documents, proprietary or otherwise, as may be necessary to enable Company or a third party to effect repairs to the Work.

        (c) In the event there is filed by or against Contractor a petition in bankruptcy or for an arrangement or reorganization or should Contractor become insolvent or undergo liquidation or dissolution, whether voluntary or involuntary, or if Contractor shall cease to manufacture or service Work of the type furnished to Company hereunder, or if Company shall terminate this Contract for default by Contractor as provided under Section 37, then all of Contractor's right, title and interest in and to any proprietary Engineering Documents which relate to the Work shall automatically vest in the Company and Company shall not be obliged to compensate Contractor therefor.

9.   CONFIDENTIAL INFORMATION
     ------------------------

     Subject to the provisions of Section 8.2 of the Contract, the Company shall have the sole and exclusive right to all patentable and unpatentable inventions and improvements which may result from Contractor's performance of the Work provided Company is reasonably current in its payment obligations under the Agreement. The Company shall have the exclusive right to file patent applications, at its own expense, on any developments and inventions resulting from the performance of the Work by Contractor, its employees, agents and Subcontractors. Company and Contractor agree the provisions of this Section 9 shall not be applicable to rights in, or arising out of, developments, improvements or inventions, whether patentable or unpatentable, for the CSP Plant as such rights are covered by the contract between the Company and SMS. Contractor shall promptly disclose to Company any such developments and inventions and agrees to cooperate, and cause its employees, agents and Subcontractors to cooperate with the Company in the filing and prosecution of any such patents, including executing any necessary documents transferring such rights to the Company. Contractor shall have a non-exclusive, royalty-free license to use such inventions, improvements or patents without a right to sub-license the same.

     All designs and data furnished by or for the benefit of Company in connection with the Work shall be used by Contractor only to fulfill this Agreement. Each party shall use all reasonable efforts not to divulge to third parties such designs or data or any secret or confidential information, knowledge or data concerning the other party's operations or proprietary information disclosed in the course of performance of this Agreement without the written consent of such other party; provided, however, that nothing herein shall prevent either party from using or disclosing any information or data which (a) is already known to such party at the time of its first disclosure to such party by the other party; (b) is already in or subsequently enters the public domain, other than by violation of the terms of this Agreement; or (c) is furnished or made known to such party by any other person, firm or corporation which is under no obligation to maintain the confidentiality thereof.

10.  PUBLICITY
     ---------

Except with the express prior written consent of the Company, no news releases, advertisements or other publicity with respect to the award of this Agreement or the Work to be performed hereunder shall be made or authorized by Contractor or by others on Contractor's behalf or any drawing taken or made with respect to the Work shall be used by Contractor in any advertising or other promotional media.

11.  RISK OF LOSS AND INSURANCE
     --------------------------

        (a) Prior to the Preliminary Acceptance of the Work by Company on the Preliminary

Acceptance Date, the Work shall remain at the risk of Contractor and, unless otherwise specified, Contractor shall be responsible for, and hereby assumes the liability for, all loss and damage to the Work and shall repair, renew and make good, at its own expense, all such loss and damage to the Work and shall repair, renew and make good, at its own expense, all such loss and damage not caused by willful acts or omissions of Company, whether or not due to the fault of Contractor, or any Equipment Vendor, Material Supplier or Subcontractor employed by Contractor.

        (b) If Contractor sustains damage or loss through any delay, default, act or omission of any Equipment Vendors, Material Suppliers, Subcontractors, their agents or employees, Company shall not be liable therefor; but nothing herein contained shall be construed to prevent Contractor from pursuing its legal remedies against such other contractors, Equipment Vendors, Material Suppliers, Subcontractors, or their agents or employees. If Contractor by any default, negligence or misconduct on its part, damages any other direct or indirect Equipment Vendor, Material Supplier, Subcontractor or other contractor, Contractor hereby agrees to be directly responsible to such other direct or indirect Equipment Vendor, Material Supplier, Subcontractor or other contractor for any such damage.

        (c) Unless otherwise agreed to in writing by the Company and without limiting Contractor's undertaking to protect, indemnify, hold harmless and defend the Company, Contractor shall, at its own expense, procure and maintain in full force and effect, during the performance of the Work, the following policies of insurance, satisfactory to Company as to form and limits of liability, as set forth in the Contract Documents, commencing with the performance of the Work under the Agreement and continuing until the last to occur of completion, Final Acceptance and achievement of the Guaranteed Completion Date under the

Agreement, as follows:

          i) Worker's Compensation and all other Social Insurance. In accordance with the statutory requirements of the State having jurisdiction over Contractor's employees who are engaged in the Work, with Employer's Liability Insurance with a limit of not less than $1,000,000.

          ii) Comprehensive General Liability Insurance. Comprehensive general bodily injury and property damage (including Automobile) liability insurance with a combined single limit of $25,000,000 for each occurrence and in the aggregate but only to the extent of Contractor's liability arising out of or in any way connected with the Work to be performed, or operations of Contractor pursuant to the Contract Documents. This policy shall include Contractual Liability coverage. The Company shall be named as an additional insured (or "co-insured") party under such insurance but only to the extent of Contractor's liability arising out of and in any way connected with the Work to be performed, or operations of Contractor pursuant to the Contract Documents.

          iii) Builder's "All Risk" Insurance.  Broad form of Builder's All
               Risk Insurance on a completed value basis protecting the respective interests of the Company, the Mortgagee pursuant to the Mortgage issued by Company under the terms of the Note Offering, the Contractor and Contractor's Equipment Vendors, Material Suppliers and Subcontractors, of all tiers, covering physical loss or damage during the course of construction and any Production Equipment, materials, buildings or other improvements related to the Project or other equipment for the Project, for the Work Site, while in transit (other than in the course of ocean marine or air transit movement), while at the Work Site, awaiting and during erection, and until issuance of the Final Acceptance Certificate. The policy limits shall be maintained to cover the full replacement value of the completed Project, to the extent available, and shall include an endorsement to cover "delay in completion" costs with a thirty
               (30) day deductible. This insurance shall not cover losses caused by the perils of war or nuclear reaction as defined in the policy of insurance or loss of use, business interruption or loss of product. The Company shall be named as an additional insured (or "co-insured") under this policy.

          iv) Ocean Marine (or Air Transport) Cargo Insurance. Ocean marine or air transport cargo insurance, including warehouse to warehouse coverage, as appropriate, shall be provided for all foreign-manufactured goods to cover the value of any such goods shipped up to the amount of $100,000,000.

          (d)  Certificates of Insurance.

           i) The foregoing insurance shall be maintained with carriers rated at A or A+ by AM Best. The terms of coverage shall be evidenced by certificates to be furnished to the Company and, as appropriate, the Mortgagee, shall be primary to any other valid and collectible insurance of Company; and, shall be endorsed to include the contractual obligations assumed by Contractor hereunder. Such certificates shall provide that thirty (30) days prior written notice shall be provided to the Company and, as appropriate, the Mortgagee prior to cancellation (including cancellation for nonpayment of premium) of, or any material change of, any policy.

          ii) Inasmuch as this insurance is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and Company and Contractor shall mutually waive all rights of subrogation against the other under the insurance policies described in Section 11 c) above.

        (e) Reports. The Contractor shall promptly forward to the Company, attention of the Treasurer, a copy of each report which the Contractor shall file with its insurance carrier, or with the appropriate compensation authority, concerning injury or death to persons, or damage to, destruction or loss of property, resulting from events occurring at the Work Site, on other property of the Company, or in transit, during the performance of this Agreement.

12.  SAFETY OF PERSONS AND PROPERTY
     ------------------------------

        (a) Contractor shall and shall require all of its Equipment Vendors, Material Suppliers and Subcontractors of any tier to, at all times maintain good order and discipline among its employees and shall not employ on the Work any unfit person, any person not skilled in the tasks assigned to him or any person to whose employment on the Work Company reasonably objects and provides Contractor with the reason for such objection, in accord with existing labor agreements.

        (b) Contractor shall and shall require all of its Equipment Vendors, Material Suppliers and Subcontractors of any tier to, adhere to all accepted or required standards of safety and to Work Site safety standards, in order to avoid injury to workmen and damage to equipment, materials and property. Contractor shall be represented at all scheduled safety meetings.

        (c) Contractor shall confine its employees and all other persons who come onto Company's premises at Contractor's request, or for reasons relating to this Contract, to that portion of Company's premises where the Work is to be performed or to roads leading to and from the Work Site of such Work and to any other area which Company may permit Contractor to use.

        (d) Contractor shall and shall require all of its Equipment Vendors, Material Suppliers and Subcontractors of any tier to comply with the provision of the Occupational Safety and Health Act of 1970, as amended, and the regulations promulgated under said Act and all similar state and local health and safety laws and regulations ("OSHA"); and, shall hold Company harmless from, and indemnify Company against, all fines, penalties or forfeitures attributable to the acts or omissions of Contractor, its Equipment Vendors, Material Suppliers, Subcontractors of any tier, and their agents, employees for any violations thereof.

        (e) Contractor shall be solely responsible for the means, methods and techniques of construction; and for all safety precautions, practices and programs in connection with the performance of the Work. Contractor shall take all reasonable and necessary precautions for the safety of, and shall provide safeguards and protection to prevent damage, injury or loss to all of its employees and other persons directly affected thereby, all the Work and all materials or equipment to be incorporated into the Project, whether in transit to, in storage on or off, the Work Site, and all other property at the Work Site including roadways and utilities not designated for removal or replacement in connection with the Work. These requirements shall apply continuously and not be limited to normal working hours. The operations of Contractor for the protection of persons and for guarding against hazards of machinery and equipment, shall meet the requirements of all applicable laws, all applicable safety regulations, including OSHA, applicable permits, the reasonable requirements of other parties as disclosed by Company to Contractor, the reasonable requirements of Company under the Contract Documents.

        (f) Nothing contained herein shall be construed as imposing any responsibility upon Company for construction safety, for the means, methods or techniques of construction or for the failure of Contractor to perform the Work in accordance with the Contract Documents. Contractor shall erect and maintain, as required by the conditions and progress of Work, all necessary safeguards for safety and protection. It shall notify other contractors and owners of adjacent facilities when execution of the Work may affect them.

        (g) Any review by Company of the Work does not, and is not intended to, include review of the adequacy of Contractor's safety measures.

13.  PERSONAL INJURY, DEATH AND PROPERTY DAMAGE OF THIRD PARTIES
     -----------------------------------------------------------

Contractor shall bear responsibility for any personal injury or property damages to third parties, and consequential damages with respect thereto, attributable to negligent acts or omissions of its Subcontractors, Equipment Vendors and/or Material Suppliers or their agents employees, in the performance of the Work under the Contract. Company shall be responsible for personal injury or property damage to third parties, and consequential damages with respect thereto, attributable to the negligent acts or omissions of the Company, its employees or agents (other than Contractor). If the Company's machinery or equipment is used by Contractor, or its Equipment Vendors, Material Suppliers or Subcontractors, in the performance of any Work required under this Contract, such machinery or equipment shall be considered to be within the sole custody and control of Contractor during the period of such use; and, if Company's employees are utilized to operate said machinery or equipment during the period of such use, for the purposes of this Section, such person shall be deemed during such period of operation to be an employee of Contractor.

14.  CHANGE IN SCOPE OF WORK
     -----------------------

        (a) Changes in the Scope of Work are changes directed by the Company, recommended by Contractor and approved by the Company's Project Manager, or required to be issued pursuant to the Contract Documents. Changes in the Scope of Work may be Minor, Intermediate or Major in nature.

        (b) Company's Project Manager may, from time to time by written instructions, directions or drawings issued to Contractor, order changes in the Work (including the drawings and plans therefor, the Functional Specifications and other Engineering Documents), issue additional instructions and require additional work, or direct the omission of portions of the Work upon written order to the Contractor, and the provisions of the Contract Documents shall apply to all such changes, modifications and additions, with the same effect as if they had been embodied originally in the original Contract Documents. No Intermediate or Major Scope Change shall take effect without the prior written approval of the Company's Project Manager.

        (c) If such changes will result in a Minor Scope Change, the Company's Project Manager or his duly authorized representative shall issue an Emergency Field Authorization ("EFA") for such change and Contractor shall proceed with the Work in accordance with Section 23, entitled "Time and Materials Work--Scope Changes; Accounting, Inspection and Audit" or on a negotiated firm price basis.

        (d) If such changes will result in an Intermediate Scope Change, Contractor shall advise Company's Project Manager promptly. Contractor may commence work immediately after the Project Manager authorizes Contractor to proceed pursuant to an EFA, or other form of change notification used by Company. Increased costs resulting from such changes shall be paid by Company in accordance with
Section 23, entitled "Time and Materials Work--Scope Changes; Accounting, Inspection and Audit" or on a negotiated firm price basis. No invoice relating to any Intermediate Scope Change shall be paid unless such Intermediate Scope Change has been authorized by Company's Project Manager, in writing, prior to commencement of such Intermediate Scope Change.

        (e) If such changes will result in a Major Scope Change, or will adversely affect the Work, Contractor shall so advise Company's Project Manager promptly prior to beginning the Work, but not later than five (5) working days after the change is authorized by the Company or such additional period of time reasonably requested by Contractor and agreed to by Company. If Contractor shall fail to advise the Company of such adverse effects, it shall be deemed that no additional compensation or other adjustment in favor of Contractor is due to Contractor other than payment for the authorized Scope Change. If Contractor provides such advice, or if, in the opinion of Company, such change involves a reduction or increase in the amount of expense of Contractor, Contractor shall promptly submit to Company a quotation, in such detail as Company considers reasonable, of the dollar amount of the change and the effects upon the Work, including the Preliminary Acceptance Date and/or Guaranteed Completion Date, and Company and Contractor shall endeavor to agree upon an adjustment to the affected terms of the Agreement, including the Contract Price. The adjustment to the Contract Price shall be made on a lump sum basis. Contractor shall furnish Company with a written estimate of any such adjustment, which shall be limited to adjustments to take into consideration only

Contractor's direct costs for labor and materials, plus a reasonable and equitable amount to cover overhead and profit, and shall not give rise to a claim for anticipated profits with regard to any portion of the Work which may be omitted pursuant to such change.

      If so directed by written notification given by the Company, Contractor shall proceed with the change prior to the time the amount of any price or other required adjustment is determined and the parties shall thereafter use their best efforts to reach mutual agreement on such price adjustment. If Company and Contractor shall be unable to mutually agree upon the amount of any price, or other required adjustment, the Contractor shall proceed with the Scope Change if he receives written notification by the Company and the price to be paid for, or other required adjustment, shall be determined, subject to this Section 14, by arbitration as provided in this Agreement. Before such agreement is reached, Company shall, without prejudice to the rights of either party, pay Contractor on a time and materials basis. Such payment shall not be construed to reduce or limit Company's or Contractor's rights or remedies under this or any other provision of the Contract Documents.

      (f) Increases in the Contract price, to the extent they are on a time and materials basis, shall be reimbursed as specifically provided in the Contract Documents or, in the absence of such a provision, promptly after submission of an invoice satisfactory to Company, with support satisfactory to Company, in the month following that in which the costs are paid or units furnished, as the case may be. Increases in the Contract Price attributable to Major Scope Changes shall be paid in monthly installments which, in the reasonable judgment of Company, are proportionate to the progress of the changed part of the Work during the calendar month preceding that in which each payment is made, and shall be subject to a retention proportionate to the retention otherwise specified in the Contract Documents.

        (g) In order to obtain reimbursement for Scope Changes, unless done on a mutually agreed lump sum basis, Contractor shall keep records of its costs in a manner and to an extent satisfactory to Company, including daily records of manhours and material used.

15.  COST OF COMPLETION
     ------------------

The Contract Price shall be deemed to include all sums required to complete the Work in accordance with the Contract Documents by the Guaranteed Completion Date. In the event of discrepancies between the Critical Path Activities of the CPM and the actual progress of the Work, which in the reasonable judgment of the Company supported by objective criteria will adversely affect Contractor's achievement of Preliminary Acceptance by the Preliminary Acceptance Date, or Final Acceptance by the Guaranteed Completion Date, if so directed by Company, Contractor shall, without additional charge, work such overtime and shall take such other actions as are reasonably possible to avoid, or to minimize the effect of, delays or anticipated or potential delays; and, Company may increase the retentions on any progress payments by five percent (5%) until the Project is back on schedule with regard to Critical Path Activities in the CPM. If, in the opinion of Contractor, such action is not required due to Contractor's breach or failure to meet the obligations it has assumed hereunder, Contractor shall notify Company in writing within five (5) working days of the date Company directs such action. If, after Contractor makes such written objection, Company shall, nevertheless, thereafter order Contractor to take all or part of such action, Contractor shall do so; but, to the extent such action is not in fact or law required because of Contractor's breach or failure, the matter shall be handled as provided herein under Section 14 hereof, entitled "Changes in Scope of Work;" provided, however, Contractor has in all other respects complied with the requirements of such Section 14; and further provided, that Contractor's recovery shall be limited to its additional direct field payroll costs plus any fees agreed herein to be paid. For the purposes of the CPM, a working day shall mean a day, exclusive of Sundays, Saturdays and legal holidays.

16.  DESIGNATION OF CONTRACTOR'S CONSTRUCTION SUPERINTENDENT
     -------------------------------------------------------

Contractor shall designate a competent Construction Superintendent (and, if applicable, authorized representatives) who, on behalf of Contractor, shall have complete charge of all Work and the Work Site and full authorization to bind Contractor with respect to such Work. Contractor shall advise Company, in writing, of the names, addresses and telephone numbers (day and night) of such designated Construction Superintendent and representatives and of any change in such designations. In case of any absence of such Construction Superintendent and/or representatives, Contractor shall inform Company of Contractor's Superintendent's representative who shall act on all matters in his absence.
All directions given to such Construction Superintendent, or his duly authorized representative, shall be as binding as if given to Contractor. Contractor shall, where required, also require each Equipment Vendor, Material Supplier or Subcontractor to maintain competent supervision on the Work Site during construction. Company shall, by written notice to Contractor, have the right to require the removal of any Construction Superintendent for reasonable cause within ten (10) working days of such notice.

17.  LOCATION OF TEMPORARY FACILITIES
     --------------------------------

Contractor must obtain Company's approval for location of any temporary buildings and service storage areas. If it should become necessary at any time during the performance of the Work to move temporary facilities, materials which are to be used in the construction or equipment which has been temporarily placed, Contractor shall, when so directed by Company, move or cause the removal of such facilities, materials or equipment without additional charge, provided

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
no substantial, additional costs are incurred by Contractor.

18.  CONSULTATION
     ------------

Contractor and its Equipment Vendors, Material Suppliers or Subcontractors shall not remove, connect, disconnect, change or alter in any way pipelines, sewers, conduits, cable or other utilities located at Company's premises, except pursuant to prior written authorization so to do from Company's Chief Engineer.

19.  SCHEDULE
     --------

Contractor shall submit its CMS substantially in the form and in such detail as Company may require, for performance of the Work in conformity with the Contract Documents. Such schedule is subject to prior written approval by Company and after such approval the Guaranteed Completion Date shall not be changed by Contractor without Company's prior written approval. Contractor shall advise Company, in writing, on a timely basis of any deviation from such schedule.

20.  EXPEDITING
     ----------

Contractor shall coordinate with Company's Project Manager with respect to truck, rail, river and ocean traffic into and out of the Work Site. However, assistance rendered by Company to Contractor under this provision shall not relieve Contractor of its obligation to carry out the Work in a timely and efficient manner.

21.  LABOR AND LABOR RELATIONS
     -------------------------

Contractor shall maintain such labor relations and take such action with respect to labor as required for the continuous, prompt execution of the Work and shall inform Company's Project Manager of any actual or anticipated labor problems.

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

22.  CLEAN UP
     --------

Daily, during construction and upon completion of the Work, Contractor shall be responsible for removal of all rubbish and debris caused by operations hereunder and shall effect an orderly disposition of the same. Such removal of rubbish and debris by Contractor shall be to a location other than Company's property, and shall be performed by Contractor as part of the Contract Price. At the completion of the Work, the buildings shall be left broom clean by Contractor. Any clean-up work not so done by Contractor may be done by Company at Contractor's expense.

23.  TIME AND MATERIALS WORK--SCOPE CHANGES; ACCOUNTING, INSPECTION AND AUDIT
     ------------------------------------------------------------------------

        (a) Inspection. Company may, during the performance of this Agreement, require Contractor to perform Work which cannot be bid as a lump-sum extra because of lack of definition of scope of work, time constraints or other reasons, on a time and materials and/or unit price basis.

          With respect to time and materials and/or unit price basis Work performed under this Agreement, Contractor shall check all labor and inspect all materials entering the Work Site to assure all labor performed shall be done in a professional and workmanlike manner common to the trade and materials supplied shall be new, of good quality, free of defects and in conformity with stated specifications and the Contract Documents.

        (b) Accounting. Contractor shall keep and maintain full and detailed accounts for all labor and materials required for any time and materials and/or unit price basis Work, in computer-readable format, as well as hard copy, in such manner as may be required to meet the needs of Contractor's and Company's systems of accounting. Cost distribution, material and labor control records shall be maintained in a manner satisfactory to the Company.

          All books and records of Contractor relating to time and materials and/or unit price based Work performed pursuant to this Agreement shall be retained by Contractor for at least three (3) years from the date final payment is made by Company hereunder; provided that, until final payment is made to Contractor, such books and records shall be maintained in the State of Illinois.

        (c) Audit. The above books and records, including any supporting evidence necessary to substantiate all charges related to such Work, shall be made available to Company for inspection, copying and shall be subject by Company and its Internal Audit Division, or by independent certified public accountants designated by the Company, at all reasonable times during normal business hours. Audits will be conducted according to generally acceptable auditing standards ("GAAS"). To minimize time, the audit will include a sample of records for detailed review in accordance with GAAS. Full payment of overcharges/errors shall be made by Contractor within thirty (30) days of final settlement.

24.  AMERICAN MADE EQUIPMENT AND MATERIAL
     ------------------------------------

Except as to all SMS supplied equipment and materials, whenever feasible and cost effective, all equipment and material used in connection with the Work shall be procured or manufactured in the United States of America, it territories or possessions.

25.  USE OF COMPANY'S PRODUCTS
     -------------------------

To the extent Contractor must purchase raw materials and manufactured or other products for the fulfillment of this Agreement of the types normally produced by Company, whenever feasible and cost effective, such materials or products shall be purchased from Company, or its subsidiaries, unless contrary instructions are issued by Company; provided, such products are priced reasonably, competitively and delivery schedules do not cause a delay in the CPM, the

Preliminary Acceptance Date or the Guaranteed Completion Date. However, if Company's products are not competitively priced in relation to other products of a similar type, Contractor shall consult with Company to seek a mutually satisfactory resolution. In the event Contractor incorporates into the Work materials or products not of Company's manufacture, when such materials or products could otherwise have been supplied by Company, Company may request Contractor to furnish a certificate signed by an officer of Contractor stating that Company's materials or products were not used in that portion of the Work due to Company's inability to supply such materials or products at a competitive price or in a timely fashion. If the Company supplies material and equipment free of charge to Contractor for use in the performance of Work under the Agreement, Contractor shall furnish Company with such records as Company may reasonably require to substantiate Contractor's use of such materials and equipment.

26.  COMPLIANCE WITH LAW, PERMITS AND REGULATIONS
     --------------------------------------------

        (a) In the performance of the Work, Contractor at all times shall, and shall require its Equipment Vendors, Material Suppliers and Subcontractors to, comply with any and all laws, statutes, ordinances, and any and all codes, rules, regulations and orders of public authorities, or approved variances therefrom, applicable hereto whether federal, state or local. Contractor shall file all reports, pay all taxes, fees and charges required by such laws, statutes, ordinances, rules, regulations or orders and shall, without reimbursement, indemnify Company against any and all penalties and costs of correction by reason of any failure on the part of the Contractor to comply with any such laws, ordinances, orders, rules and regulations. Contractor certifies compliance with the Fair Labor Standards Act of 1938, as amended, and all invoices shall so certify.

        (b) Should a change in law occur after the date of this Agreement which will require a change in the Work, Contractor shall comply with the provisions of Section 14 relating to Scope Changes; provided, however, that Contractor shall be responsible for any changes in law announced prior to the date of this Agreement, but which becomes effective thereafter.

        (c) Unless otherwise specified, the Contractor, with the Company's assistance, will secure and pay for any building permits (excepting those relating to environmental controls and compliance), and for any other permits, licenses and easements for permanent structures or for permanent changes in existing structures.

        (d) In addition to liability to the Company for delays caused by failure of Contractor timely to secure and pay for licenses and permits, Contractor shall be responsible for all penalties and costs of correction which may arise out of such failure.

27.  EQUAL OPPORTUNITY
     -----------------

This Agreement shall be deemed to include, to the extent applicable hereto: (a) the Employment Opportunity Clause referred to in Executive Order 11246, as amended; (b) all provisions of 41 CFR 60-250, as amended, pertaining to Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era where the value of goods or services furnished hereunder exceeds $10,000; (c) all provisions of 41 CFR 60-741, as amended, pertaining to Affirmative Action for Handicapped Workers where the value of goods or services furnished hereunder exceeds $2,500; and, (d) similar applicable requirements of any other federal, state, local or municipal law.

28.  WORKERS' COMPENSATION
     ---------------------

Contractor shall provide, pay and secure the payment of, and require its Equipment Vendors, Material Suppliers and Subcontractors, if any, to provide, pay and secure the payment of

        (a) compensation for occupational diseases, injuries or death sustained by or resulting to employees of Contractor and its Equipment Vendors, Material Suppliers and Subcontractors, as required by law, including the laws of each state wherein any of the Work hereunder is performed and where employment contracts of such employees were made; and

        (b) contributions and payments with respect to employees of Contractor and its Equipment Vendors, Material Suppliers and Subcontractors to state unemployment compensation funds when and as required by such state unemployment compensation laws.

29.  SALES AND USE TAXES
     -------------------

        (a) The Company's Riverdale, Illinois, plant facility, including the Work Site is located within the geographical boundaries of an area which i) has been designated for tax increment financing redevelopment pursuant to the Tax Increment Allocation Redevelopment Act (___ ILCS ____ et seq., as amended, and regulations, rules and ordinances promulgated or enacted thereunder, the "TIF"); and, ii) certified as an eligible business entity located in the Calumet Region Enterprise Zone (Illinois Enterprise Zone Act, 20 ILCS 665/1, et seq. as amended, and regulations, rules and ordinances enacted or promulgated thereunder).

        (b) As a result of the Company's plant facility location and certification referenced in subsection a) above, the Company is entitled, with respect to the construction of the Project, to utilize certain expanded sales tax deduction and machinery and equipment sales tax exemptions under the Illinois Retailers' Occupation Tax Act, 35 ILCS 120/1, et seq., as amended (the "Enterprise Zone Sales Tax Benefits").

          Contractor shall assist the Company, to the fullest reasonable extent in availing itself of the full benefits and savings available to the Company under the provisions of the TIF and the Enterprise Zone Sales Tax Benefits in accordance with the actions and procedures set forth in Exhibit J of the Agreement.

        (c) The Contract Price shall not include any Illinois sales and use taxes as provided in Exhibit J, except where otherwise prescribed by law (which taxes are included in the Contract Price). Company shall reimburse Contractor for any sales and use taxes, including interest and penalties assessed on any deficiency (if any), on material or services and consumables incorporated into the Work which Contractor, as a result of an Illinois sales tax audit, may be assessed and required to pay; provided Company is notified immediately at the time of the audit of any such proposed assessment. Company reserves the right to present arguments or to take any other actions Company deems necessary to support the exempt status of purchases made pursuant to this Contract.

        (d) The Contractor shall furnish the Company with a detailed accounting of costs necessary to allocate the Contract Price for the Company's financial and tax reporting purposes. The Contractor shall cooperate fully with Company personnel and its outside advisors in this regard.

30.  PATENTS
     -------

        (a) Except as provided in subpart (c) hereof, Contractor shall obtain the written consent of Company prior to incorporating into the Work any method, invention, arrangement, article, process or appliance which shall involve the payment of royalties or a license fee.

        (b) Contractor agrees to indemnify, save harmless and defend Company from and against any and all claims, demands, suits, actions, legal proceedings, judgments, decrees, awards, damages, royalties, costs including reasonable attorneys' fees and any other expenses arising from: (i) the infringement or alleged infringement of any United States or foreign patent by the Work performed, materials used or equipment furnished by Contractor in connection with the Work furnished hereunder, or by the normally intended use or mode of operation of any Work, materials or equipment so furnished; (ii) any unfair competition or alleged unfair competition resulting from any similarity of design or appearance of, or trademark on materials used or equipment furnished by Contractor in connection with the Work, or by the normally intended use or mode of operation of any Work;
(iii) the unauthorized use or alleged unauthorized use of any trade secrets, proprietary know-how or other proprietary rights relating to any materials or equipment incorporated in the Work, necessary or appropriate for the use of any equipment furnished hereunder in its normally intended manner or mode of operation, or otherwise related to the furnishing of any goods or services hereunder, except to the extent that the same or any part thereof is specified by Company in the Specifications; provided Contractor is given notice and the opportunity to defend against any such suits, actions or legal proceedings. Contractor shall, at the request of Company, defend at Contractor's expense any suit brought to enforce any such claim, it being understood that Company will give Contractor written notice of the starting of any such suit and will render to Contractor any reasonable assistance which Contractor may desire in defending the same. Contractor hereby agrees to reimburse Company upon demand for any expense to which Company may be put in rendering such assistance. Company may be separately represented at its own expense in any such suits, actions or legal proceedings by counsel of its own selection, and Contractor and its counsel shall cooperate with such counsel. The parties shall coordinate their efforts in the defense of any such suits, actions or legal proceedings, and neither party shall seek to reach a settlement or accommodation without the approval of the other party. In the event use by Company of equipment or materials furnished by Contractor is held in such suit to constitute infringement and such use is enjoined, Contractor shall, at its own expense, except to the extent that such equipment or any part thereof has been specified by Company or made to Company's specifications, either (i) procure for Company the right to continue to use such equipment, (ii) replace the same with non-infringing equipment or materials which is acceptable to Company's Chief Engineer, or (iii) modify it in a manner acceptable to Company's Chief Engineer so that it becomes non-infringing.

        (c) Contractor shall obtain, for the benefit of Company, a royalty-free, non-exclusive license(s) for the construction, operation, use and repair of all Production Equipment or other equipment incorporated into, or which forms a part of, the Project. The duration of said license(s) shall be for period which is not less than the actual useful life of said Production Equipment or other equipment.

31.  INSPECTION AND REJECTION OF MATERIALS AND WORKMANSHIP
     -----------------------------------------------------

        (a) All Work, including materials and workmanship performed, shall be subject at all times to inspection and approval by Company's Project Manager at any and all places where such part of the Work shall be carried on. Such approval shall not relieve Contractor of its responsibility for the proper performance of the Work.

        (b) When any portion of the Work is to be executed away from the Work Site, Contractor shall notify Company's Project Manager, in reasonable time, where such Work is to be done and when it will be ready for inspection, in order that such Work may be inspected from time to time before delivery to the Work Site.
        (c) Contractor shall notify Company's Project Manager at least one (1) week in advance of the scheduled shop testing of equipment. Company shall have the right to witness the shop testing of assembled equipment and, in addition, the right to inspect any and all components, workmanship and work in progress while equipment is being manufactured.

        (d) Contractor shall provide at the Work Site at its own expense, sufficient, safe and proper facilities at all reasonable times for such inspection of the Work, and shall furnish such information concerning the Work as reasonably requested by the Company.

        (e) When requested by Company's Project Manager, any part of the Work which was covered by Contractor, without ample opportunity for inspection by Company, whether done by Contractor or by an Equipment Vendor, Material Supplier or Subcontractor, of any tier, of Contractor, must be uncovered for examination at Contractor's expense. If Company orders the uncovering of any previously inspected Work or Work which Company was afforded an opportunity to inspect, Company shall bear the reasonable direct cost of uncovering and redoing the affected part of the Work unless any defects or noncompliance with the Contract Documents are found, in which case all costs shall be borne by Contractor.

        (f) All tests and inspections required by public authorities shall be made by a properly qualified person or testing laboratory mutually acceptable to Contractor and Company. The results thereof shall be certified and copies made available to both parties.

32.  CORRECTION OF DEFECTIVE WORK
     ----------------------------

At any time during the progress of the Work, Contractor shall, within a reasonable time after receiving written notice from Company's Project Manager, or a duly authorized representative thereof, to do so, commence, and thereafter diligently proceed to complete, the removal from the Work Site of all defective materials, whether assembled or not, and the dismantling of all portions of the Work which are defective, unsound, improper, or in any way fail to conform to the requirements of the Contract Documents and replacement of all such Work and materials without delay in the progress of the Work and at no cost to Company. Correction of all defective Work shall be done in accordance with the Contract Documents.

33.  WARRANTIES
     ----------

        (a) Contractor warrants and covenants to the Company that all Work performed and materials furnished by Contractor hereunder shall be performed in accordance with the Contract Documents, or, in the absence of an applicable specification, in accordance with the general industry standards for work of a similar nature.

        (b) Contractor warrants and covenants to Company that all equipment and materials used in the Work, or made part of the structure thereof or placed permanently in connection therewith, shall be new unless otherwise specified in Contract Documents, of good quality, free of defects and in conformity with the Contract Documents. All equipment and materials not in such conformity shall be deemed defective.

        (c) Contractor warrants and covenants to Company that all design, engineering, fabrication, assembly, erection and installation shall be done in a professional and workmanlike manner, in accordance with the Contract Documents and good engineering practices.

        (d) Unless otherwise specified in the Contract Documents, Contractor shall, at its own expense and Company's convenience, repair and replace, f.o.b. destination, workmanship, materials, equipment, or systems and reperform any design and engineering work, any of which prove to be defective at any time within eighteen (18) months after Delivery or eight (8) months after First Hot
Coil, whichever shall be greater, as provided in the Agreement.   Contractor's
obligation to repair or replace shall extend to repair or replacement of any portion of the Facility which is damaged as a result of defective design, fabrication, assembly, installation, erection, workmanship, material or engineering. All repaired or replaced equipment and materials shall be warranted for a period of twelve (12) months from the date of repair or replacement. Normal wear and tear shall not be considered a defect covered by this warranty provided that components have been properly sized and selected for their intended uses. This warranty shall not apply to any parts which Company has modified without Contractor's prior written consent or to damage caused by failure of Company to operate and maintain the equipment substantially in accordance with operating and maintenance manuals furnished by Contractor. Damage caused by Force Majeure as specified in Section 35, below, is excluded from this warranty.

        (e) Contractor shall inform Company as promptly as reasonably possible of any warranty claim made by Company as to when Contractor will make the repair or replacement required by the preceding paragraph (d). If, however, in the reasonable judgment of the Company's Project Manager, the Contractor shall fail to respond, or said response time proposed by Contractor is not adequate to minimize the Company's downtime or loss of operation or Contractor cannot be reached, Company may undertake such necessary repair or replacement to avoid, or minimize loss of production, loss of operations or further damage or loss of plant property or equipment, prior to Contractor's response, at Contractor's expense. Contractor shall not be responsible for any Company-initiated repairs which are not reasonable or necessary under the circumstances. Company shall promptly document each warranty claim. All parts replaced shall become property of Contractor and shall be held by Company for Contractor's disposition.

        (f) Notwithstanding paragraph (d) this Section 33, all buildings and structurals shall be warranted for a period of five (5) years and all computer hardware shall be warranted for periods specified in the manufacturer's guarantees.

        (g) Where equipment is manufactured by others, Contractor assumes responsibility for procuring equipment which is properly sized, selected and engineered to conform to the Contract Documents and to produce a workable and properly engineered design.

        (h) Contractor represents and warrants to Company that Contractor possesses the organization, means and experience required for the undertakings assumed by it under the

Contract Documents.

        (i) The representations, warranties and undertakings expressed in all preceding paragraphs of this Section 33 shall apply to all Work under this Agreement, whether or not any portion or trade has been sublet. In the event any portion of the Work is performed by Equipment Vendors, Material Suppliers or Subcontractors (for purposes of this paragraph referred to as "assignees"), Contractor shall endeavor to obtain from said assignees written guarantees and warranties to Contractor covering their respective portions of the Work for such greater warranty period as may be available from said assignee at no additional cost to Company and shall deliver the same, together with Contractor's own guarantee, to Company. Said assignees' guarantees and warranties for additional periods shall expressly provide that the same shall be enforceable directly by Company, if it so elects, and shall run concurrently with the Contractor's guarantee and for the period of Contractor's guarantee. Notwithstanding the preceding sentence, Company shall look directly to Contractor for the discharge of all its guarantee and warranty obligations hereunder and shall be under no obligation to pursue guarantee or warranty claims directly against any assignee during such period.

        (j) Contractor represents and warrants to Company that the Facility will meet the Performance Guarantees described in Exhibit K, entitled "Performance Guarantees and Warranties." Liabilities for Contractor's failure to meet the Performance Guarantees described in Exhibit K are as specified in Article 9 of the Agreement or otherwise set forth in the Contract Documents.

        (k) THE FOREGOING WARRANTIES OF CONTRACTOR ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR OTHERWISE AND SHALL BE THE COMPANY'S SOLE REMEDIES WITH RESPECT TO

THE SAME. This disclaimer shall inure only to the direct benefit of Contractor or its Subcontractors, of any tier, and shall not affect the rights of Company against any other person.

34.  DELAYS
     ------

Promptly after Contractor foresees, a delay in the Critical Path of the CPM schedule, Contractor shall advise Company, and thereafter keep Company advised, concerning the nature and anticipated extent of such delay or additional delay in the Work. Contractor shall confirm any such delay by notice to Company's Project Manager in writing, with a copy to the Company's Chief Engineer, within five (5) working days. The dates in Article 5 of the Agreement may be extended by a Scope Change from Company's Project Manager for such reasonable time as he may determine.

        (a) Contractor shall be liable for delay after First Hot Coil (i.e., the Preliminary Acceptance Date) from any causes: (i) foreseen or foreseeable at the time this Contract is executed, (ii) normally incident to the Work; or, (iii) due to any act or omission of Contractor. Contractor shall pay Company liquidated damages in accordance with Section 9.1 of Article 9 of the Agreement, to compensate Company for its losses caused by such delay.

        (b) If a delay is caused by the acts of Company or the direct default of Company, Contractor shall be entitled, to the extent the costs are so caused, and provided Contractor thereafter handles the matter as a Change in Scope of Work as provided in Section 14 above, to recover its provable additional direct costs; provided, however, said sum shall be the Company's sole and exclusive liability and the Contractor's sole and exclusive remedy in such case. No claim for delay shall be recognized by Company unless the procedures set forth in this
Section 34 are followed by Contractor.

        (c) If the delay results from Force Majeure causes described in Section 35 hereof, which excuse Contractor from performance within the time specified, and if Contractor complies with the notice provisions of this paragraph, Contractor's time for completion shall be extended to the extent of such delay, as follows:

          (i)  If a delay resulting from Force Majeure is for a period of thirty
               (30) consecutive days or less for a single occurrence, Company may, at its option, elect to continue the Agreement in force with no liability for any costs incurred by Contractor which arise out of, or result from such period of delay, or to terminate the Agreement in accordance with Section 40(b) below.

          (ii) If a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is greater than thirty
               (30) consecutive days, but not in excess of sixty (60) consecutive days, Contractor and Company shall share equally in any direct costs incurred by Contractor which arise out of, or result from, such period of time exceeding thirty (30) consecutive days, or to terminate the Agreement in accordance with Section 40(b) below.

         (iii) If a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is greater than sixty (60) days, but not in excess of ninety (90) days, Company shall reimburse Contractor for its additional direct costs which arise out of, or result from, such period of time exceeding sixty (60) days, or to terminate the agreement in accordance with Section 40(b) below.

          (iv) If a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is for a period in excess of ninety (90) consecutive days, then Company and Contractor shall diligently seek a method of correcting the situation. The Company shall reimburse Contractor for its additional direct costs during such period. If no mutually satisfactory agreement can be reached, Company may at its option, elect to continue the Agreement in force, or to terminate the Agreement in accordance with Section 40(c) below. In event Company elects to continue the Agreement in force, the additional or increased costs or expense occasioned by Force Majeure shall be borne by the Company.

35.  FORCE MAJEURE
     -------------

        (a) Each party hereto shall be excused from liability for inability to perform if such inability is caused by Acts of God, fires, floods, strikes, work stoppages, accidents, laws, rules, discovery or uncovering of hazardous or toxic materials or historical artifacts at the project site, delays occasioned by Company's preconstruction approval or permitting activities, regulations or orders of federal, state or local government, or, due to any other cause beyond the reasonable control of such party; provided that prompt written notice of delay or suspension be given by Contractor to the Company. Upon receipt of said notice, if necessary, the time for performing shall be extended for a period of time reasonably necessary to overcome the effect of such delays.

        (b) Mitigation. Contractor shall advise Company of the occurrence of any Force Majeure condition event as soon as practicable after its discovery.
As soon as practicable after
such event, Contractor shall advise Company, in writing, of the effect of such event on the Work, the CPM and the Critical Path Activities of the CPM. Contractor and Company shall use all reasonable means and effort to minimize the effect of any such Force Majeure event on the Project schedule and costs.

36.  LIENS AND CLAIMS
     ----------------

        (a) Before any payment subsequent to the first payment is made to Contractor under this Agreement, or at any reasonable time thereafter, Company may require Contractor to furnish to Company satisfactory evidence that all payrolls, bills for materials, equipment and other indebtedness in connection with the Work have been paid or are being contested by Contractor diligently and in good faith, and that all liens, claims or suits for labor performed or material and equipment furnished in connection with this Agreement have been settled or are being contested by Contractor diligently and in good faith. Should there prove to be any such liens, claims or suits after final payment has been made, Contractor expressly agrees to reimburse Company for any amounts which Company may be compelled to pay in satisfaction thereof, including all costs and reasonable attorneys' fees.

        (b) If at any time prior to final payment, a claim or lien should exist for which Company may become liable, Company may retain out of any payments due contractor an amount sufficient to indemnify itself for any loss or damage which might be occasioned by such claim or lien, including all costs and reasonable attorneys' fees; provided, however, that, upon payment of such claim or lien by Contractor, the amount retained by Company on account of such claim or lien shall be paid to Contractor; and, provided further, if Contractor shall furnish to Company a letter of credit or an indemnity bond in an amount, and issued by a bank or bonding company or other surety approved by Company and in all other respects satisfactory in form and substance to Company, indemnifying Company against such claim or lien, the amount so retained by Company on account of such claim or lien shall be paid to Contractor.

        (c) Company may make any payment due hereunder through the medium of a check made payable to the joint order of Contractor and such of Contractor's workmen, Equipment Vendor,Material Suppliers or Subcontractors, or any of them, whose claims against Contractor shall, in Company's sole determination, be in jeopardy of nonpayment; provided, however, if Contractor shall furnish Company, with respect to such payment, a letter of credit or an indemnity bond in an amount, and issued by a bank or bonding company or other surety approved by Company and in all other respects satisfactory in form and substance to Company, indemnifying Company against such claims, Company shall make payment directly to Contractor for proper application.

37.  EVENTS OF DEFAULT BY CONTRACTOR AND COMPANY'S REMEDIES UPON DEFAULT
     -------------------------------------------------------------------

        (a) If Contractor shall fail at any time and in such a way as to endanger materially the timely and proper completion of the Work in accordance with the Contract Documents: (i) by failure to perform its obligations under the Contract Documents, including to supply enough properly skilled supervision or workmen; to supply materials, tools, equipment, facilities and supplies of the proper quantity and quality; to prosecute the work with promptness and diligence and in accordance with the Contract CMS; to make prompt payment to Subcontractors, Material Suppliers, Equipment Vendors and/or laborers; to correct defective Work in accordance with the requirements of Section 33 hereof; or (ii) in any manner otherwise to perform any of its obligations hereunder; and shall within five (5) working days after receipt of written notice from Company's Project Manager fail to commence action and thereafter diligently pursue to correction any such default within 30 days, or if Contractor files a voluntary petition in bankruptcy, makes a general assignment for the benefit of creditors, takes any action or adopts any procedure available to Contractor under any provision of the federal bankruptcy laws or state receivership laws or fails to secure the immediate dismissal of an involuntary petition in bankruptcy, or if a receiver is appointed to liquidate or conduct business of Contractor or if Contractor becomes insolvent or undergoes liquidation or dissolution, whether voluntary or involuntary, then in any such event, each of which shall constitute an event of default hereunder, Company shall have the right, but not the obligation, to either terminate this Agreement or to exclude Contractor and its employees, Subcontractors and agents from the Work without terminating this Agreement.

        (b) Having exercised either of the elections set forth in paragraph (a) above, Company may enter upon the premises and take possession of all materials, equipment, facilities and supplies thereon, to the extent the same were intended to be permanently incorporated into the Work covered hereunder, and may finish the Work with its own forces and may provide the necessary labor and additional materials, tools, equipment, facilities and supplies for finishing the Work, or Company may employ any other person or persons to finish the said Work. Upon receipt of a termination notice hereunder, Contractor shall discontinued all Work, except as necessary to protect the Work and other property and to give effect to the termination notice. Contractor agrees to carry out, at its sole expense, reasonable directives of the Company in accomplishing the foregoing. Any further purchase orders, contracts or Engineering Documents of Contractor with respect to the Project, must be countersigned by Company. Contractor shall not be entitled, in any such event, to receive any further payment under this Agreement until said Work shall be wholly finished, at which time, if the unpaid balance of the amount to be paid Contractor hereunder shall exceed the cost and expense of finishing the Work, plus, subject to Limitation of Liability in Article 28 of the Agreement, any damage incurred through default of Contractor, such excess shall be paid by Company to Contractor; but, if the cost and expense of finishing the Work shall exceed such unpaid balance, Contractor shall be liable for and shall pay such difference to Company plus liquidated damages as provided in Article 9 of the Agreement. For purposes of this Section 37, cost and expense of completing the Work shall include all costs of completing the Work to the satisfaction of Company and of performing and furnishing all labor, services, materials, equipment and other items required therefor. In addition, Contractor shall be responsible for all costs and expenses, including legal fees and disbursements, incurred as a result of the Contractor's default, including all losses and damages in accordance with
Article 28. If Company shall be unable to achieve Performance Guarantees on the CSP Facility, Company may proceed in accordance with Paragraphs (i)or (ii) of the following subsection (c).

        (c) In the case of a default under Article 9 of the Agreement attributable to Contractor's failure to bring the Project within the range of Permitted Tolerances listed in Exhibit K, entitled "Performance Guarantees and Warranties," Company may, at its option and at Contractor's expense, unless otherwise provided herein, elect to

          (i) use its own forces or employ any other person or persons to continue to work to achieve Performance Guarantees on the Project. In the event Company is able to achieve such Performance Guarantees, Contractor shall be liable for all costs incurred in connection with such Work which is in excess of the Contract Price, less any liquidated damages which may have been paid in accordance with Article 9 of the Agreement.

          (ii) accept the Project, and obtain from Contractor an amount in compensation for the diminished value of the Project as provided in Article 9 of the Agreement;

        (d) If Company exercises either of the elections set forth in subparagraph (a) above, all materials, tools, equipment, facilities and supplies located on the Work Site, the title to which is in third persons, shall be promptly removed by Contractor.

        (e) Any unexpended materials, tools, equipment, facilities and supplies furnished by Contractor for the Work shall be returned to it following the completion of the Work.

        (f) The cost and expense of completing the Work, as herein provided, through any default of Contractor, shall be certified by Company.

38.  COMPANY'S USE OF COMPLETED WORK
     -------------------------------

Company may, prior to the completion of all the Work and the acceptance thereof by Company, enter upon, and use any portion of the Work, without any compensation whatever to Contractor for such use; provided, however, if Company's said possessions and use shall cause a delay of Contractor's achievement of the Preliminary Acceptance Date, Contractor and Company shall mutually agree upon appropriate extension of the Preliminary Acceptance Date. During all periods while Company shall have possession and use of such portion of the Work, Company shall be responsible for all safety functions and obligations with respect to that portion of the Work. Such taking possession and use shall not be deemed an acceptance of the Work so taken and used unless Company so elects, nor a waiver of any of Company's rights hereunder.

     However, Company shall elect at the time of such taking of possession either to accept such part of the Work or to delay acceptance thereof until Preliminary Acceptance of the Project; provided that in this event, Company shall restore such part of the Work to substantially the same condition in which said part was originally supplied to Company by Contractor.

Unless otherwise waived by Contractor, such restoration shall be accomplished prior to Preliminary Acceptance of the Facility.

39.  WAIVER OF BREACH
     ----------------

Any failure by Company at any time, or from time to time, to enforce or require the strict performance by Contractor of any of the terms, conditions or requirements of the Contract Documents, shall not constitute a waiver by Company of a breach of any such terms, conditions or requirements, and shall not affect or impair such terms, conditions or requirements in any way, or the right of Company at any time to avail itself of such remedies as it may have for any such breach.

40.  TERMINATION
     -----------

        (a) Company's Termination. Company may terminate, in whole or in part, Contractor's further performance and Company's obligations at any time by notice to Contractor confirmed in writing.

          (i) If such termination is for Contractor's default, Contractor shall have the right to correct such default as provided for in Section
               37. If Contractor shall fail to correct such default as provided in Section 37, then to the extent of such termination, Contractor's right to recover any additional cost or profit hereunder shall end and Company shall have against Contractor all remedies provided in the Contract Documents.

          (ii) If such termination is due to Force Majeure, as provided in
               Section 35, Contractor shall be entitled only to an equitable amount to cover its direct costs reasonably expended or committed to third parties and overhead costs reasonably incurred prior to termination and Contractor's reasonable costs for prompt, orderly termination (less salvage value and amounts recoverable by Contractor). Contractor shall also receive an equitable profit in relation to such costs, but only up to the date Contractor was notified of the Force Majeure occurrence. Contractor shall make no claim for loss of anticipated profits in respect of the Work.

         (iii) If Company incorrectly, but in good faith, terminates
               Contractor for default as provided in Subsection (a) above, such termination shall be deemed to be a termination by Company for Company's convenience and Contractor shall be entitled to compensation for its costs in accordance with subsection (ii) above, except that in the case of a Force Majeure termination, Contractor's receipt of equitable profits in relation to reasonable costs incurred as described in Paragraph (ii) above shall not cease by virtue of the Force Majeure occurrence.

   (iv) In the event of termination for any reason, Contractor shall, unless the notice otherwise directs:

               (A) stop Work on the date and to the extent specified in the notice of termination;

               (B) commence demobilization and place no further order or subcontract for materials, equipment, labor, services or facilities, except as may be necessary for completion of such portion of the Work as is not terminated;

               (C) unless otherwise directed by Company, terminate all orders and subcontracts to the extent that they relate to the performance of

                    Work terminated by the notice of termination;

               (D) transfer title to Company in the manner, at the time and to the extent directed by Company, and assemble and deliver to Company Work in progress, completed Work, supplies and other material produced as part of or acquired in connection with the performance of the Work terminated by the notice of termination;

               (E) deliver to Company the completed or partially completed Engineering Documents, specifications, information and other property which, if the Agreement had been completed, would have been required to be furnished or returned to Company;

               (F) deliver to Company a complete list of Equipment Vendors, Material Suppliers and Subcontrators which have furnished materials, equipment or services in connection with the Work, with such pertinent information as may be requested by Company concerning the orders placed with such Equipment Vendors, Suppliers and Subcontractors;

               (G) cooperate with Company in procuring cancellations upon terms satisfactory to Company and in minimizing costs and losses related to the termination; and

               (H) complete performance of such part of the Work as shall not have been terminated by the notice of termination, or as may be necessary to preserve and protect Work at the Work Site.

          (v) In no event shall Company's liability or Contractor's recovery under or with respect to this Contract exceed the Contract Price payable under the Contract Documents to the extent determined at the time of the termination or default.

          (vi) This provision shall not be construed as limiting any other rights or remedies available to Company under the Contract Documents.

      (b) Contractor's Termination. Contractor may terminate, in whole or part, Contractor's further performance and obligations to Company under the Contract Documents, upon the following terms:

          (i) If such termination is for Company's default in making timely payments of the Contract Price as provided in Schedule D and Company shall fail to correct such default within thirty (30) days after Contractor's written notice of such default, then to the extent of such termination, Contractor may terminate this Agreement at the end of said thirty (30) day notice period and shall be entitled to compensation for its costs in accordance with Section 40 a) (ii) above.

          (ii) If such termination is for the Company's default in the performance of any material obligation (other than timely payment referred to in Section 40 (b) (i) above) and Company shall fail to correct said default within thirty (30) days after Contractor's written notice of said default, then to the extent of such termination, Contractor may terminate this Agreement at the end of said thirty (30) day notice period and shall be entitled to compensation for its costs in accordance with Section 40 (a) (ii) above.

41.  SUSPENSION OF OPERATIONS
     ------------------------

Contractor shall, upon Company's written request, suspend shipment and delivery of material and/or equipment and stop all Work and operations hereunder for such period or periods of time as Company may deem advisable. Upon receipt of such notice, Contractor shall confer immediately with Company concerning reduction or, if possible, elimination of Contractor's field costs and such other anticipated costs and expenses as may result directly from such Work suspension. In the event of a suspension of operations pursuant to this Section, reimbursements to Contractor shall in all cases be limited to Contractor's actual net costs and expenses for such items as shall have been mutually agreed upon between the parties and such schedule relief and any necessary adjustments to contract terms as have been mutually agreed upon by the parties. In the event Company suspends work hereunder for 90 consecutive workdays, Contractor and Company shall, if either party so requests, renegotiate the price and time of Guaranteed Completion Date applicable to the Work.

42.  FINANCIAL RESPONSIBILITY
     ------------------------

Contractor shall furnish proof of financial responsibility upon request. Such proof shall include detailed financial information as requested by the Company. Normally such information would include, but would not be limited to, a current audited balance sheet and profit and loss statement, a list of bank and trade references, and the name of Contractor's bank reference and bonding company. For contracts covering an extended period, financial information shall be provided as requested on a continuing basis. If at any time in Company's judgment the Contractor's financial responsibility is in question, Contractor shall furnish Company with such instruments and take such further action as may be necessary to enable Company to secure its position.

43.  DEFINED TERMS
     -------------

Defined terms used in these General Terms and Conditions, which are not otherwise defined herein, shall have the meanings assigned to such terms in
Article 1 of the Agreement,  or as otherwise provided in the Contract Documents.

44.  INVOICING
     ---------

Invoices not rendered in accordance with the Company's instructions will be returned.


45.  SPARE PARTS
     -----------

Contractor shall supply to Company's Purchasing Department at least six (6) weeks prior to Contractor's placement of spare parts orders with its suppliers, a complete list of spare parts for the Project, including descriptions for each part by original manufacturer's catalog number, nomenclature, pricing and recommended order quantities. Contractor shall endeavor to obtain for Company the best price obtained by Contractor for such parts in Contractor's initial orders with the suppliers thereof. Company shall have eight (8) weeks from the date of its receipt of the list of spare parts in which to review the list and to place its order with Contractor at the pricing described above or to purchase said parts directly. Company may audit such documentation of Contractor as Company may reasonably request to verify such pricing.

46.  TRAINING
     --------

Contractor shall be responsible for providing training of Company's personnel in the efficient and effective operation of those component parts of the Project supplied by Contractor, in accordance with the training procedures set forth in Exhibit R, entitled "Training Manual." Contractor shall provide Company, at no extra charge until Company's Final Acceptance of the Work, such assistance as Company may reasonably require to obtain successful operation of and production of hot rolled, steel coil products from the Project, when operated in accordance with the Functional Specifications. Following Final Acceptance, Contractor shall provide Company such further assistance as Company may require, in accordance with a schedule of rates agreed upon by the parties and contained in Exhibit R.

47.  ESCALATION
     ----------

Except as provided in Section 34(b) and (c) and Section 41 herein, Contractor shall not be entitled to receive any escalation for increased costs incurred in connection with the Work. Escalation shall be calculated from the date the party affected by the delay shall have given effective notice of such delay to the other party, as provided in Section 48, entitled "Notices," and shall end as of the scheduled date of shipment for materials or equipment, or scheduled date for provision of labor, as established by the original CMS for the Work, (or the dates on which shipments of materials or equipment of provision of labor were promised, whichever is earlier) and shall be payable only on amounts which have not been previously invoiced by Contractor.

48.  NOTICES
     -------

Unless otherwise specified in the Contract Documents:

        (a) Payments. All notices and requests for payments pursuant to the Contract Documents shall be in writing and shall be deemed to have been duly given if personally delivered mailed by first-class mail postage prepaid, or sent by telex, telegram or facsimile transmission.

if to Company:      Treasurer
- --------------      Acme Steel Company
                    13500 South Perry Avenue
                    Riverdale, Illinois  60627-1182
                    Facsimile Number: (708) 841-6010


if to Contractor:   Raytheon Engineers & Constructors, Inc.
- ----------------    1020 West 31st Street
                    Downers Grove, Illinois  60515

                    Attention:  Charles Nash
                    Facsimile Number: (708) 829-3542

        (b) Other Notices. All other notices, requests, and other communications pursuant to the Contract Documents, shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified, first-class mail, postage prepaid, or sent by telex, telegram or facsimile transmission,

if to Company:      Acme Steel Company
- --------------      13500 South Perry Avenue
                    Riverdale, Illinois  60627-1182
                    Attn: A. C. Capito
                    Facsimile Number: (708) 841-6010

with a copy to:     Acme Metals Incorporated
- ---------------     Corporate Secretary
                    13500 South Perry Avenue
                    Riverdale, Illinois  60627-1182
                    Facsimile Number: (708) 841-6010

if to Contractor:   Raytheon Engineers & Constructors, Inc.
- ----------------    1020 West 31st Street
                    Downers Grove, Illinois  60515
                    Attn:  Charles Nash
                    Facsimile Number: (708) 829-3542

with a copy to:     Raytheon Engineers & Constructors, Inc.
- ---------------     1020 West 31st Street
                    Downers Grove, Illinois  60515
                    Attn:  Martin McCarthy
                    Facsimile Number: (708) 829-3011

or to such other address or to such other person as any party hereto shall have last designated by written notice to the other parties hereto.

        (c) All notices, consents, requests, reports, drawings and other documents authorized or required to be given pursuant to this Agreement shall be effective or deemed delivered as of the date of personal delivery or facsimile transmission, or the fifth business day after being so mailed, or the next business day following the dispatch of a telex, or telegram, or the second business day following delivery to an appropriate air or ground courier as the case may be.

                                   EXHIBIT D
                                   ---------
                           PRICE AND PAYMENT SCHEDULE
                           --------------------------

A)   CONTRACT PRICE.
     --------------

          As full compensation to Contractor for the Work to be performed and liabilities assumed under the Contract Documents, Company agrees to pay Contractor the fixed amount of Three Hundred Sixty-Four Million Two Hundred Twenty-Nine Thousand Three Hundred Dollars ($364,229,300) (the "Contract Price"), as said amount may be adjusted in accordance with the Contract Documents.

          The above Contract Price consists of the following components and the prices thereof:

          a)    Contractor Base                                                                           $179,389,100
          b)    SMS Base                                                                                  $159,420,200
                                                                                                          ------------
               Base Lump Sum                                                                              $338,809,300
                                                                                                          ============
          c)   The following components are to be supplied by Contractor on a pass through basis (i.e., at actual cost):

               i)     Spare Parts                                                                         $  4,000,000
               ii)    Level III Computer System                                                           $  2,000,000
               iii)   Mill rolls                                                                          $  2,900,000
               iv)    Overseas freight, insurance and duty                                                $  3,950,000
               v)     Office furnishings and architectural finish                                         $     25,000
               vi)    SMS, LMF and other commissioning and
                      startup costs                                                                       $ 12,545,000
                                                                                                          ------------

                      TOTAL CONTRACT PRICE                                                                $364,229,300
                                                                                                          ============

B)   INITIAL AND PROGRESS PAYMENTS.
     -----------------------------

     1) Initial Payment. The initial payment to be made by Company to Contractor shall be the sum of Forty-Two Million Dollars ($42,000,000) (the "Initial Payment").

          Following execution of the Agreement, Company shall make the Initial Payment to Contractor as provided in Section 6.3 of the Agreement.

               The Initial Payment consists of Five Million Five-Hundred and Eighty Thousand Dollars ($5,580,000) payment of Contractor's mobilization costs which Contractor agrees to reimburse to Company by amortizing over the first fifteen (15) months of the Agreement by crediting one-fifteenth (1/15) of the mobilization costs against Contractor's monthly Progress Payment invoices to Company.

     2)   Progress Payments.
          -----------------

          a) Within twenty-five (25) days following Company's receipt of Contractor's Request for Payment, i.e., invoice, reflecting the actual value of the material furnished and Work completed during the preceding calendar month, Company shall pay ninety percent (90%) of such invoice amount to Contractor (the "Progress Payments"). The Company shall retain the balance (10%) of said invoices as security for Contractor's fulfillment of its obligations under the Contract Documents ("Retentions"). Company reserves the right to approve the Work and to verify that the percentage of the Work completed and materials supplied is correct, and to make adjustments to subsequent payments to the extent the percentage of Work completed and materials supplied does not correlate with prior payments.

     3) Standby Letter of Credit. In lieu of Company withholding any Retentions from Progress Payments as set forth in paragraph 2 above, Contractor may establish for Company's benefit, in accordance with this paragraph 3, an irrevocable standby letter of credit from a mutually acceptable bank (the "Letter of Credit") substantially in the form of Appendix B.3 attached hereto.

          a) The Letter of Credit shall be structured such that the amount available for draw thereunder shall be, at any time prior to its release as provided in paragraph 4 below, ten percent (10%) of the cumulative progress payments made, as of such time, pursuant to paragraph 2 above, plus such additional amount of Retentions as may be held by Company under Section 15 of Exhibit A of this Agreement.

          b) Company shall be entitled to draw upon the Letter of Credit if i) Contractor has defaulted in its performance under the Contract Documents, including Liquidated Damages provided for in Article 9 of the Agreement, ii) Contractor has not remedied, or commenced the remedy of, such default within thirty (30) days after notice thereof; and, iii) the amount drawn does not exceed the amount estimated in good faith to be, or to become, due in accordance with this Agreement as a result of such default.

          c) Contractor shall be responsible for assuring that its Letter of Credit does not expire before it can be released under paragraph 4 below. Company shall be entitled to draw upon the Letter of Credit if i) the conditions for releasing the Letter of Credit under paragraph 4 below have not been satisfied; and, ii) the Letter of Credit will expire not more than ten (10) days after the date of draw.

          d) Company shall notify Contractor at least three (3) business days before drawing on the Letter of Credit, citing the reason(s) for drawing, to give Contractor an opportunity either i) to cure the circumstances entitling

               Company to such draw, or ii) to make direct payment to Owner in lieu of such draw.

          e) The Letter of Credit shall provide that it may be drawn upon on the basis of Company's certification that the conditions of either subparagraphs b) or c) above, of this paragraph 3 have been met.

     4.   Release of Retentions or Letter of Credit.
          -----------------------------------------

          a) Company shall release the Retentions, or the Letter of Credit, as appropriate, not later than thirty (30) days after submission by Contractor and acceptance by Company of an Application for Release of Retentions or Letter of Credit containing the following:

               i)   Certification that Final Completion has occurred;

               ii) Certification that all liquidated damages due under this Agreement have been paid;

               iii) Certification that there are no significant outstanding
                    Punch List items, and an estimated cost to complete each remaining Punch List item;

               iv)  Release of all Contractor's lien rights;

               v) Certification there are no liens outstanding against the Project and that all claims for payment for labor and materials for which Contractor is responsible in connection with the Work have been paid or satisfied;

               vi) Waivers or releases of lien rights given by all of Contractor's Equipment Vendors, Material Suppliers and Subcontractors and suppliers that have furnished more than $50,000 of goods and/or services to Contractor in connection with the Work.

          b) Within thirty-five (35) days after receipt of Contractor's said Application referred to in subparagraph a) above, Company shall review and accept or reject Contractor's Application for Release of Retentions or Letter of Credit, based on the criteria in subparagraph a) above. If Company rejects the Application, Company shall specify its reasons therefor, and Contractor shall promptly remedy such deficiencies.

          c) Company's acceptance of the Application for Release of Retentions or Letter of Credit may be conditioned upon Contractor's payment to Company of an amount equal to the estimated cost to Company to complete the remaining Punch List items, if any, listed in Contractor's Application for Release of Letter of Credit.

     5. Liquidated Damages for Delay. Liquidated Damages for Delay, if any, as determined under Section 9.1 of Article 9 shall be paid by Contractor to Company in monthly installments, not later than thirty
          (30) days after Contractor's receipt of Company's invoice(s) therefor. Any such invoices shall be issued in arrears, not more frequently than monthly, and the first such invoice shall not be issued before the date thirty (30) days after the Preliminary Acceptance.

     6. Liquidated Damages for Failure to Meet Performance Guarantees. Liquidated Damages for Failure to Meet Performance Guarantees, if any, as determined under Section 9.2 of Article 9, shall be paid by Contractor to Company not later than thirty (30) calendar days after Contractor's receipt of Company's invoice therefor. Company's invoice for Liquidated Damages for Failure to Meet Performance Guarantees shall include all data and calculations on the basis of which such damages have been determined. Any such invoice shall not be issued before the date of original Guaranteed Completion Date.

     7.   Reimbursable-Cost Payments.
          --------------------------

          a) When this Agreement provides that Contractor shall be paid on a reimbursable-cost basis, which may occur in the context of a Scope Change as provided in Section 14 of Exhibit A of the Agreement, context of suspension or termination of the Work as provided in Sections 40 and 41 of said Exhibit A, such payments shall be computed and paid on the basis set forth in Section 23 of said Exhibit A.

          b) Contractor shall submit an invoice to Company for the amounts, if any, due Contractor on a reimbursable-cost basis. Such invoice shall reference the applicable Scope Change number, or other account number furnished by Company.

          c) Company shall pay Contractor the amount shown due on each such invoice at the time of the next scheduled Progress Payment following Company's receipt of such invoice.

          d) Should Company, in good faith, dispute any portion of an invoice rendered under this paragraph 7, Company shall pay the undisputed portion as provided in paragraph c) above, and within the same time, advise Contractor in writing of the disputed portion.

                                   EXHIBIT D
                                   ---------
                                  APPENDIX B.3
                                  ------------

                                 Letter of Credit -- Performance
                                   Guarantee in Lieu of Retention
                                 Issued upon Submittal of First Invoice
                                 Increased with each Payment
                                 No Reduction upon Mechanical
                                   Completion


                           [Issuing Bank Letterhead]


Acme Steel Company
13500 South Perry Avenue
Riverdale, Illinois  60627-1182
Attn:  Treasurer

Gentlemen:

          We hereby establish our Irrevocable Letter of Credit Number __________ in your favor for the account of Raytheon Engineers & Constructors, Inc., 30 South 17th Street, P. O. Box 8223, Philadelphia, Pennsylvania 19101-8223, (hereinafter referred to as "Raytheon") for an amount of U.S. $________ (________ United States Dollars) available to you by your drafts drawn at sight on us, payable five (5) days after presentation if accompanied by the following documents:

1. Your written statement purportedly signed by an officer of your Company stating:

     "(a) Raytheon, 30 South 17th Street, P. O. Box 8223, Philadelphia, Pennsylvania 19101-8223, (hereinafter referred to as "Raytheon") has breached Sec. _____ of the Agreement dated _______________ , 1994, between Acme Steel Company and Raytheon for the Engineering, Procurement and Construction of a Compact Strip Production Plant, and

     "(b) We have called upon Raytheon to remedy the breach, and

     "(c) Raytheon has failed or is unable to remedy the breach."

2. A copy of your letter to Raytheon purportedly signed by an officer of your company dated at least thirty-five (35) days prior to the date of your draft on us, stating:

     "(a) Raytheon, 30 South 17th Street, P. O. Box 8223, Philadelphia, Pennsylvania 19101-8223 (hereinafter referred to as "Raytheon") has breached Sec. _____ of the Agreement dated _______________ , 1994, between Acme Steel Company (hereinafter referred to as "Company") and Raytheon for the Engineering, Procurement and Construction of a

     Compact Strip Production Plant, Ladle Metallurgy Furnaces and Related Support and Ancillary Facilities;

     "(b) the specific acts or omissions of Raytheon which constitute a breach of Sec. _____ of the Agreement are (description);

     "(c) Company hereby notifies Raytheon that if such breaches are not remedied within thirty (30) days or Raytheon has not within said thirty
     (30) days commenced actions to remedy such breaches, Company intends to draw up Letter of Credit Number ________."

          and
          ---

3. A copy of the certified U.S. Postal Service receipt evidencing mailing to Raytheon of the letter set forth in Paragraph 2 above from you dated at least thirty-five (35) days prior to the date of your draft on us.

     Reference in this Letter of Credit to the Agreement described above is for identification purposes only. Such Agreement is not incorporated in or made part of this Letter of Credit.

     Funds available under this Letter of Credit will be increased from time to time by an amount equal to ten percent (10%) of each payment made by you to Raytheon upon receipt by us of an acknowledgment of each payment purportedly signed by a duly authorized officer of Raytheon, similar in form to Annex I attached hereto.

     The total aggregate outstanding value of this Letter of Credit, including any increases made from time to time as provided for herein shall not exceed U.S. $________ (_______________ United States Dollars), less the amount of any drawings under it, if any.

     All drafts under Letter of Credit shall bear the clause:

     "drawn under (issuing bank's Letter of Credit Number ________ dated _______________."

     Payments made in accordance with this Letter of Credit will be effected upon presentation of documents specified above by interbank wire transfer to a bank depository account in the name of Company, which account shall be verified by tested telex to us from the bank holding such account.

     This Letter of Credit will automatically expire the earliest of the following:

1.   This Letter of Credit is returned to us by Company, or

2. ________ calendar days from our receipt of a copy of a Certificate of Completion, similar in form to Annex II attached hereto, or

3.   (final expiration date).

     Except so far as otherwise expressly stated herein, this Letter of Credit is Subject to the "Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce Publication No. 400".



(Authorized Signature)
- ----------------------
(Issuing Bank)
- --------------

                                    ANNEX I



(Issuing Bank)
- --------------
(Address)
- ---------
- --------------------


Letter of Credit Number
- -----------------------

                   (Name) , a duly authorized officer of Raytheon Engineers & Constructors, Inc. ("Raytheon"), hereby certify that payment No. _____, in the amount of __________ United States Dollars ($________), due under the Agreement dated __________ , 1994, between Acme Steel Company and Raytheon for the Engineering, Procurement and Construction of a Compact Strip Production Plant, Ladle Metallurgy Furnaces and Related Support and Ancillary Facilities, has been received by Raytheon.

                                 RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

                                 By:  _______________________________

                                 Name:  _____________________________

                                 Title: _____________________________

                                 Date:  _____________________________

                                    ANNEX II
                                    --------

                           CERTIFICATE OF COMPLETION
                           -------------------------



Pursuant to the Agreement dated __________ , 1994, between Acme Steel Company and Raytheon Engineers & Constructors, Inc. ("Raytheon") for the undersigned, a duly authorized official of Raytheon, hereby certifies that the above mentioned project is mechanically complete in accordance with the terms and conditions of said Agreement.

                                    RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

                                    By:  _______________________________

                                    Name:  _____________________________

                                    Title: _______________________________

                                    Date:  ______________________________


Pursuant to the provisions of aforesaid Agreement, subject only to the objections, exceptions and comments hereinbelow listed, this Certificate is hereby countersigned by the undersigned, who is a duly authorized representative of Acme Steel Company.

                                    ACME STEEL COMPANY

                                    By:  _______________________________

                                    Name:  _____________________________

                                    Title: _____________________________

                                    Date:  _____________________________

                                   EXHIBIT J
                                   ---------
                  SALES AND USE TAX ADMINISTRATION PROCEDURES
                  -------------------------------------------

     1. Contractor will establish a separate corporation, which may be a wholly-owned subsidiary of Contractor (the "Retail Subsidiary"), with an office located within designated Calumet Region Enterprise Zone, in which Company is located, in the Village of Riverdale, Illinois.

     2. Contractor will cause Retail Subsidiary to qualify as a retailer with the Illinois Department of Revenue for purposes of the Illinois Retailer's Occupation Tax Act, 35 ILCS 120/1, et seq. ("Sales Tax" and/or "Use Tax"); and, to secure all necessary state and local business licenses to act as a retailer of building materials in the Village of Riverdale, Illinois. Retail Subsidiary shall be responsible for compliance with the Sales Tax and Use Tax regulations and requirements.

     3. Retail Subsidiary will maintain its books and records in its Riverdale, Illinois, office.

     4. Contractor shall use its best efforts to ensure that all purchases of equipment, machinery, materials and other supplies to be used, consumed or incorporated into the Project by either the Contractor, its Subcontractors or Material Suppliers (the "Project Supplies") shall be made through the Retail Subsidiary for the purpose of acquiring these items on an exempt basis from the Sales Tax and Use Tax. The Contractor and all of Contractor's Subcontractors and Material Suppliers shall issue purchase orders to the Retail Subsidiary for all the Project Supplies. The purchase orders for Project Supplies shall specify the vendors or suppliers from which the Retail Subsidiary shall purchase Project Supplies, the price thereof, the time and place of delivery and all other packing and shipping instructions. Attached to each purchase order shall be a certificate executed and dated by Contractor, its Subcontractors or Material Suppliers, certifying that the Project Supplies are being purchased for incorporation into the Project; the address of the Project and the name of the Enterprise Zone where the Project is located. The Retail Subsidiary shall retain the purchase orders and certificates in its files until such time as Company shall advise Contractor that Retail Subsidiary may destroy or otherwise dispose of said purchase orders and certificates.

     5. No Sales Tax will be charged by the Retail Subsidiary with respect to its sales of Project Supplies to Contractor, its Material Suppliers or Subcontractors.

     6. The Retail Subsidiary shall submit a purchase order to the vendor(s) or supplier(s) specified in the purchase orders it receives for the Project Supplies ordered from it. The purchase orders shall specify that the Project Supplies are being purchased for resale and will provide the vendor(s) or supplier(s) with the Retail Subsidiary's Illinois Department of Revenue registration number. The purchase order will require that the Project Supplies purchased be delivered to the Project Work Site, or such other place as specified in the purchase order received by the Retail Subsidiary. The Retail Subsidiary will not pay any Illinois Sales Tax or Use Tax on the purchased Project Supplies.

     7. Upon delivery of the Project Supplies ordered by the Contractor, its Material Suppliers or Subcontractors, the vendor(s) or supplier(s) will invoice the Retail Subsidiary rather than Contractor; its Material Suppliers or Subcontractors. Upon receipt of such an invoice, the Retail Subsidiary will bill the Contractor, its Material Suppliers or Subcontractors for said purchased Project Supplies. The Contractor, its Material Suppliers and Subcontractors will pay the Retail Subsidiary on the same terms and at the same price as the Retail Supplier pays its vendor(s) or supplier(s).

     8. In the event Contractor, its Equipment Vendors, Material Suppliers or Subcontractors, believe any part or portion of the Project Supplies from Retail Subsidiary, Contractor, its Equipment Vendors, Material Suppliers or Subcontractors, shall cooperate with the Company to attempt to acquire such Project Supplies on an exempt basis from the Illinois Sales Tax and Use Tax.

     9. Contractor shall require all of its Equipment Vendors, Material Suppliers and Subcontractors to comply with the procedures described in this Exhibit J for the purchase of all Project Supplies for the Project.

                                                                       EXHIBIT S
                                                                       ---------


                                                   Parent Company Guarantee
                                                   Issue by the Raytheon Company


                             GUARANTEE NUMBER _____

     In consideration of Acme Steel Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182, a Delaware corporation ("Acme"), entering into a contract, dated July _____ , 1994, for the Engineering, Procurement and Construction of a Company Strip Production Plant, Ladle Metallurgy Furnaces and Related Support and Ancillary Facilities (the "Agreement") with Raytheon Engineers & Constructors, Inc., 30 South 17th Street, P. O. Box 8223, Philadelphia, Pennsylvania 19101-8223, a __________ corporation ("Raytheon Engineers"), a wholly-owned subsidiary of __________ , (address), a ________ corporation, which is in turn a wholly-owned subsidiary of Raytheon Company, (address), a Delaware corporation, Raytheon Company, hereby unconditionally guarantees the due full and faithful performance by Raytheon Engineers of the terms and conditions of the above-cited Agreement.

     Acme and Raytheon Engineers may mutually change the terms of the Agreement, waive any condition thereof and omit and take other action with regard to the Agreement without affecting or reducing Raytheon Company's obligation under, or Acme's rights, under this Agreement.

     The undersigned hereby waives notice of acceptance of this Guarantee and of the incurring of any and all obligations hereunder and further waives any and all presentment, demand, protest or notice of any kind.

     This Guarantee is designated No ________ to distinguish it from all other guarantees issued by the Raytheon Company.

     IN WITNESS WHEREOF, this instrument has been duly executed and sealed by the undersigned as of the _____ day of July, 1994, in the Town of Lexington, Commonwealth of Massachusetts, United States of America.

                                                            RAYTHEON COMPANY

                                                            By:________________

                                                            Name:______________
                                                            Title: President

ATTEST:

____________________
Assistant Secretary
(Company Seal)

                                   EXHIBIT T
                                   ---------
                                      AND
                                      ---
                                 SCHEDULE 3.11
                                 -------------

                                                   Parent Company Guarantee
                                                   Issue by the Raytheon Company

                             GUARANTEE NUMBER _____

     In consideration of Acme Steel Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182, a Delaware corporation ("Acme"), entering into a contract, dated July _____ , 1994, for the Engineering, Procurement and Construction of a Company Strip Production Plant, Ladle Metallurgy Furnaces and Related Support and Ancillary Facilities (the "Agreement") with Raytheon Engineers & Constructors, Inc., 30 South 17th Street, P. O. Box 8223, Philadelphia, Pennsylvania 19101-8223, a __________ corporation ("Raytheon Engineers"), a wholly-owned subsidiary of __________ , (address), a ________ corporation, which is in turn a wholly-owned subsidiary of Raytheon Company, (address) , a Delaware corporation, Raytheon Company, hereby unconditionally guarantees the due full and faithful performance by Raytheon Engineers of the terms and conditions of the above-cited Agreement.

     Acme and Raytheon Engineers may mutually change the terms of the Agreement, waive any condition thereof and omit and take other action with regard to the Agreement without affecting or reducing Raytheon Company's obligation under, or Acme's rights, under this Agreement.

     The undersigned hereby waives notice of acceptance of this Guarantee and of the incurring of any and all obligations hereunder and further waives any and all presentment, demand, protest or notice of any kind.

     This Guarantee is designated No ________ to distinguish it from all other guarantees issued by the Raytheon Company.

     IN WITNESS WHEREOF, this instrument has been duly executed and sealed by the undersigned as of the _____ day of July, 1994, in the Town of Lexington, Commonwealth of Massachusetts, United States of America.

                                 RAYTHEON COMPANY
                                 By:__________________________________

                                 Name:________________________________
                                 Title: Chairman of the Board and
                                        Chief Executive Officer
ATTEST:

____________________
Assistant Secretary
(Company Seal)

                                 SCHEDULE 14.2
                                 -------------

                            AGREEMENT TO SUBORDINATE
                                MECHANICS LIENS


     This Agreement to Subordinate Mechanics Liens ("Agreement") is made this ____th day of ____________, 1994, by ______________________________, a
_____________________ corporation (the "Contractor"), to and for the benefit of Acme Steel Company, a Delaware corporation and/or affiliated entities (the "Company") and Shawmut Bank Connecticut, National Association, as Trustee ("Trustee") (Company and Trustee are, collectively, "Beneficiaries").

                                  WITNESSETH

     WHEREAS, Contractor and Company have executed a certain Engineering, Procurement and Construction Contract dated ___________________, 1994 (the "Agreement") pertaining to the design, engineering, erection, procurement, construction and equipping of a certain continuous thin slab caster/hot strip mill complex and appurtenant facilities (collectively, the "Project") on certain real estate legally described on Exhibit A attached hereto and incorporated herein by this reference (the "Real Estate") located in the Village of Riverdale, Cook County, Illinois (the Project and the Real Estate are, collectively, the "Project"); and

     WHEREAS, financing for the construction of the Project is being obtained by Company through the issuance of certain secured notes, in the aggregate amount of $__________________ (the "Securities"), repayment of which is to be secured by, inter alia, one or more mortgage, indenture, assignment of leases, security agreement and fixture filing made by Company in favor of Trustee for the benefit of the holders from time to time of the Securities (the "Mortgage"), which Mortgage shall encumber the Project; and

     WHEREAS, as a condition to the issuance of the Securities, Company is required to obtain from Contractor its agreement to subordinate any and all lien rights of Contractor arising by reason of the Agreement and the Work to be performed thereunder pursuant to the Mechanics Lien Act of the State of Illinois, 770 ICLS 6010.01 et seq., (the "Act"), and Contractor has agreed to such subordination.

     NOW THEREFORE, in consideration of the sum of Ten Dollars in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Contractor hereby acknowledges, agrees and covenants to, with and in favor of Beneficiaries as follows:

     1. Subordination. Contractor on its own behalf and, to the fullest extent permitted by law, on behalf of each of its Equipment Vendors, Material Suppliers and Subcontractors, (i.e., "Subcontractors" as defined in the Act) hereby subordinates to the lien and encumbrance of the Mortgage, to the fullest extent of all amounts secured thereby, including, without limitation, the principal and interest evidenced by the Securities, any and all liens, rights to liens or claims for liens to which Contractor or any of its subcontractors may be entitled pursuant to the Act by virtue of the Agreement or any furnishing of any and all labor or materials in connection therewith (the "Liens"). The subordination described above specifically includes any and all Liens of Contractor and its subcontractors whether heretofore or hereafter existing, and it is the express intention of Contractor that the subordination herein made extends to any such Liens on the entire Project, both as to the Real Estate and the Project, and includes the subordination of any Liens which may, pursuant to the Act, otherwise enjoy priority over the lien of the Mortgage with respect to the value of the improvements constructed by Contractor on the Real Estate or any so-called "enhancement" or "enhanced value" arising from such construction.

     2.  Subordination does not alter any provision of the Agreement.
Contractor acknowledges and agrees that the Subordination described at paragraph 1 above shall not alter any provision of the Agreement, or relieve Contractor from its obligations under the Agreement, relating to the delivery of sworn statements, affidavits, lien waivers and any like documentation as prerequisites for payments to be made to it thereunder.

     3. Governing Law/Severability. This Agreement shall be construed in accordance with the Laws of the State of Illinois. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     4. Recording. Any Beneficiary shall be entitled to record this Agreement and the Mortgage with the Recorder of Deeds of Cook County, Illinois.

     IN WITNESS WHEREOF, Contractor has executed and delivered this Agreement as of the day and year first above written.

                              Raytheon Engineers & Constructors, Inc., a Delaware corporation

                              By: ________________________________


                              Name: ___________________________________

                              Title: __________________________________


ATTEST:

By:  ______________________________

Name: ______________________________

Title: _____________________________

                                ACKNOWLEDGEMENT



STATE OF _______________   )
                           )
COUNTY OF ______________   )


     The undersigned, a Notary Public in and for the State and County aforesaid, does hereby certify that ____________________________ and
_____________________________, personally known to me to be the
___________________________ and _____________________________, respectively, of
___________________________, a ____________________________ corporation, appeared before me this day and executed the aforesaid Agreement to Subordinate Mechanics Liens as their free and voluntary act, and as the force and voluntary act of said corporation, for the uses and purposes therein set forth.

     Dated this _____________ day of __________________, 1994

     (SEAL)
                                 ______________________________
                                 Notary Public


                                 ______________________________

                                 My Commission Expires: _______________